Filed Pursuant to Rule 424(b)(7)
File no. 333-275572
The information in this preliminary prospectus supplement is not complete and may be changed. This preliminary prospectus supplement and the accompanying prospectus are not offers to sell these securities, and we are not soliciting offers to buy these securities in any jurisdiction where the offer or sale is not permitted.
Subject to Completion, dated November 15, 2023.
Preliminary Prospectus Supplement
to Prospectus dated November 15, 2023
16,500,000 Shares
Leonardo DRS, Inc.
Common Stock
This is a public offering of shares of common stock of Leonardo DRS, Inc. The selling stockholder, Leonardo US Holding, LLC, a subsidiary of Leonardo – Società per azioni, is offering 16,500,000 shares of common stock. We will not receive any of the proceeds from the sale of the shares being sold by the selling stockholder in this offering.
Our common stock is listed on the Nasdaq Stock Market LLC, or the Nasdaq, and the Tel Aviv Stock Exchange, or the TASE, under the symbol “DRS”. The last reported sale price of our common stock on November 14, 2023 was $20.86 per share on the Nasdaq and NIS 7,748 per share on the TASE.
After the completion of this offering, the selling stockholder will continue to hold 73.9% of our common stock (or 72.9% if the underwriters exercise their option to purchase additional shares from the selling stockholder) and we expect to continue to be a “controlled company” within the meaning of the corporate governance standards of the Nasdaq.
Investing in our common stock involves a high degree of risk. See “Risk Factors” beginning on page S-17. You should also consider the risk factors described in the documents incorporated by reference in this prospectus supplement and the accompanying prospectus.

	Per Share	Total
Public offering price	$	$
Underwriting discounts and commissions (1)	$	$
Proceeds, before expenses, to the selling stockholder	$	$
__________________
(1)We have agreed to reimburse the underwriters for certain expenses in connection with this offering. See “Underwriting.”
The underwriters also may purchase up to 2,475,000 additional shares from the selling stockholder at the initial offering price, less the underwriting discounts and commissions, within 30 days from the date of this prospectus supplement. See “Underwriting.”
Neither the Securities and Exchange Commission nor any state securities commission or non-U.S. authority has approved or disapproved of these securities or passed on the adequacy or accuracy of this prospectus supplement or the accompanying prospectus. Any representation to the contrary is a criminal offense.
The underwriters expect to deliver the shares to purchasers on or about                                 ,    2023.

Morgan Stanley	BofA Securities	J.P. Morgan

Prospectus Supplement dated                                                                          , 2023.

TABLE OF CONTENTS
Prospectus Supplement
Prospectus
We are responsible for the information contained or incorporated by reference in this prospectus supplement, the accompanying prospectus or in any free writing prospectuses related hereto that we have prepared. Neither we nor the selling stockholder nor the underwriters (nor any of our or their respective affiliates) has authorized anyone to provide you with different information and neither we, the selling stockholder nor the underwriters (nor any of our or their respective affiliates) take any responsibility for, nor can they provide any assurance as to the reliability of, any other information that others may give you. This prospectus supplement, the accompanying prospectus and any free writing prospectus do not constitute an offer to sell or the solicitation of an offer to buy any securities other than the registered securities to which they relate, nor do this prospectus supplement, the accompanying prospectus and any free writing prospectus constitute an offer to sell or the solicitation of an offer to buy securities in any jurisdiction to any person to whom it is unlawful to make such offer or solicitation in such jurisdiction. You should assume that the information appearing or incorporated by reference in this prospectus supplement, the accompanying prospectus and any free writing prospectus prepared by us or on our behalf is accurate only as of their respective dates or the date or dates which are specified in such documents, and that any information in documents that we have incorporated by reference is accurate only as of the date of such document incorporated by reference. Our business, financial condition, liquidity, results of operations and prospects may have changed since those dates.
S-i

ABOUT THIS PROSPECTUS SUPPLEMENT
Unless the context otherwise requires, all references in this prospectus supplement to “Leonardo DRS,” “DRS,” the “Company,” “we,” “us,” “our” or similar terms refer to Leonardo DRS, Inc. and its consolidated subsidiaries. “US Holding” means Leonardo US Holding, LLC, our majority stockholder and the selling stockholder, and “Leonardo S.p.A.” means Leonardo – Società per azioni, an Italian società per azioni listed on the Milan Stock Exchange and the ultimate majority stockholder of DRS and parent company of US Holding.
This document consists of two parts. The first part is this prospectus supplement, which describes the specific terms of this offering and also adds to and updates the information contained or incorporated by reference in the accompanying prospectus. The second part is the accompanying prospectus, which contains more general information, some of which may not apply to this offering.
You should read both this prospectus supplement and the accompanying prospectus, together with any documents incorporated by reference herein and therein and the additional information described below under the heading “Where You Can Find Additional Information; Incorporation of Certain Information by Reference” in their entirety before making an investment decision. To the extent there is a variation between information contained in this prospectus supplement, on the one hand, and the information contained in the accompanying prospectus, on the other hand, you should rely on the information in this prospectus supplement.
If the description of the offering varies between this prospectus supplement and the accompanying prospectus, you should rely on the information in this prospectus supplement. Any statement made in this prospectus supplement or in a document incorporated or deemed to be incorporated by reference in this prospectus supplement will be deemed to be modified or superseded for purposes of this prospectus supplement to the extent that a statement contained in this prospectus supplement or in any other subsequently filed document that is also incorporated or deemed to be incorporated by reference in this prospectus supplement modifies or supersedes that statement. Any statement so modified or superseded will not be deemed, except as so modified or superseded, to constitute a part of this prospectus supplement.
The distribution of this prospectus supplement and the accompanying prospectus and the offering of the common stock in certain jurisdictions may be restricted by law. Neither the selling stockholder nor the underwriters are making an offer of the common stock in any jurisdiction where the offer is not permitted. Persons who come into possession of this prospectus supplement and the accompanying prospectus should inform themselves about and observe any such restrictions. This prospectus supplement and the accompanying prospectus do not constitute, and may not be used in connection with, an offer or solicitation by anyone in any jurisdiction in which such offer or solicitation is not authorized or in which the person making such offer or solicitation is not qualified to do so or to any person to whom it is unlawful to make such offer or solicitation.
You should not consider any information in this prospectus supplement, the accompanying prospectus or any free writing prospectus to be investment, legal or tax advice. You should consult your own counsel, accountant and other advisors for legal, tax, business, financial and related advice regarding the purchase of the common stock. Neither we nor the selling stockholder nor the underwriters are making any representation to you regarding the legality of an investment in the common stock by you under applicable investment or similar laws.
S-ii

SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS
This prospectus supplement and the accompanying prospectus, including the documents that we incorporate by reference into this prospectus, contain forward-looking statements within the meaning of the United States Private Securities Litigation Reform Act of 1995. Some of the forward-looking statements can be identified by the use of forward-looking terms such as “believes,” “expects,” “may,” “will,” “shall,” “should,” “would,” “could,” “seeks,” “aims,” “strives,” “targets,” “projects,” “intends,” “plans,” “estimates,” “anticipates” or other comparable terms. Forward-looking statements include, without limitation, all statements other than statements of historical facts contained in or incorporated by reference into this prospectus supplement and the accompanying prospectus. They appear in a number of places throughout this prospectus supplement and the accompanying prospectus and include, without limitation, statements regarding our intentions, beliefs, assumptions or current expectations concerning, among other things, financial goals, financial position, results of operations, cash flows, prospects, strategies or expectations, and the impact of prevailing economic conditions.
Forward-looking statements are subject to known and unknown risks and uncertainties, many of which may be beyond our control. We caution you that forward-looking statements are not guarantees of future performance or outcomes and that actual performance and outcomes may differ materially from those made in or suggested by the forward-looking statements contained in this prospectus supplement and the accompanying prospectus. In addition, even if future performance and outcomes are consistent with the forward-looking statements contained in this prospectus supplement and the accompanying prospectus, those results or developments may not be indicative of results or developments in subsequent periods. New factors emerge from time to time that may cause our business not to develop as we expect, and it is not possible for us to predict all of them. Factors that could cause actual results and outcomes to differ from those reflected in forward-looking statements include, without limitation:
•Disruptions or deteriorations in our relationship with the relevant agencies of the U.S. government, as well as any failure to pass routine audits or otherwise comply with governmental requirements including those related to security clearance or procurement rules, including the False Claims Act;
•Significant delays or reductions in appropriations for our programs and changes in U.S. government priorities and spending levels more broadly;
•Any failure to comply with the proxy agreement with the U.S. Department of Defense (the “DoD”);
•Our relationships with other industry participants, including any contractual disputes or the inability of our key suppliers to timely deliver our components, parts or services;
•Failure to properly contain a global pandemic in a timely manner could materially affect how we and our business partners operate;
•The effect of inflation on our supply chain and/or our labor costs;
•Our mix of fixed-price, cost-plus and time-and-material type contracts and any resulting impact on our cash flows due to cost overruns;
•Failure to properly comply with various covenants of the agreements governing our debt could negatively impact our business;
•Our dependence on U.S. government contracts, which often are only partially funded and are subject to immediate termination, some of which are classified, and the concentration of our customer base in the U.S. defense industry;
•Our use of estimates in pricing and accounting for many of our programs that are inherently uncertain and which may not prove to be accurate;
•Our ability to realize the full value of our backlog;
•Our ability to predict future capital needs or to obtain additional financing if we need it;
S-iii

•Our ability to respond to the rapid technological changes in the markets in which we compete;
•The effect of global and regional economic downturns and rising interest rates;
•Our ability to meet the requirements of being a public company;
•Our ability to maintain an effective system of internal control over financial reporting;
•Our inability to appropriately manage our inventory;
•Our inability to fully realize the value of our total estimated contract value or bookings;
•Our ability to compete efficiently, including due to U.S. government organizational conflict of interest rules which may limit new contract opportunities or require us to wind down existing contracts;
•Preferences for set-asides for minority-owned, small and small disadvantaged businesses could impact our ability to be a prime contractor;
•Any failure to meet our contractual obligations including due to potential impacts to our business from supply chain risks, such as longer lead times and shortages of electronics and other components;
•Any security breach, including any cyber-attack, cyber intrusion, insider threat, or other significant disruption of our IT networks and related systems, or those of our customers, suppliers, vendors, subcontractors, partners, or other third parties, as well as any act of terrorism or other threat to our physical security and personnel;
•Our ability to fully exploit or obtain patents or other intellectual property protections necessary to secure our proprietary technology, including our ability to avoid infringing upon the intellectual property of third parties or prevent third parties from infringing upon our own intellectual property;
•The conduct of our employees, agents, affiliates, subcontractors, suppliers, business partners or joint ventures in which we participate which may impact our reputation and ability to do business;
•Our compliance with environmental laws and regulations, and any environmental liabilities that may affect our reputation or financial position;
•The outcome of litigation, arbitration, investigations, claims, disputes, enforcement actions and other legal proceedings in which we are involved;
•Various geopolitical and economic factors, laws and regulations including the Foreign Corrupt Practices Act, the Export Control Act, the International Traffic in Arms Regulations, the Export Administration Regulations, and those that we are exposed to as a result of our international business, including their impact on our ability to access certain raw materials;
•Geopolitical conflicts, including the war in Israel, have the potential to evolve quickly, creating uncertainty in the world and broader Middle East region specifically, along with the potential for disruptions to our Israeli operations, including but not limited to workforce calls for duty, transportation and other logistical impacts and reduced customer confidence;
•Our ability to obtain export licenses necessary to conduct certain operations abroad, including any attempts by Congress to prevent proposed sales to certain foreign governments;
•Our ability to attract and retain technical and other key personnel;
•The occurrence of prolonged work stoppages;
•The unavailability or inadequacy of our insurance coverage, customer indemnifications or other liability protections to cover all of our significant risks or to pay for material losses we incur;
S-iv

•Future changes in U.S. tax laws and regulations or interpretations thereof;
•Certain limitations on our ability to use our net operating losses to offset future taxable income;
•Termination of our leases or our inability to renew our leases on acceptable terms;
•Changes in estimates used in accounting for our pension plans, including in respect of the funding status thereof;
•Changes in future business or other market conditions that could cause business investments and/or recorded goodwill or other long-term assets to become impaired;
•Adverse consequences from any acquisitions such as operating difficulties, dilution and other harmful consequences or any modification, delay or prevention of any future acquisition or investment activity by the Committee on Foreign Investment in the United States;
•Natural disasters or other significant disruptions;
•Any conflict of interest that may arise because US Holding, our majority stockholder, or Leonardo S.p.A., our ultimate majority stockholder, may have interests that are different from, or conflict with, those of our other stockholders, including as a result of any ongoing business relationships Leonardo S.p.A. may have with us, and their significant ownership in us may discourage change of control transactions (our amended and restated certificate of incorporation provides that we waive any interest or expectancy in corporate opportunities presented to Leonardo S.p.A); or
•Our obligations to provide certain services to Leonardo S.p.A., which may divert human and financial resources from our business.
You should read this prospectus supplement and the accompanying prospectus completely and with the understanding that actual future results may be materially different from expectations. All forward-looking statements made in this prospectus supplement and the accompanying prospectus are qualified by these cautionary statements. These forward-looking statements are made only as of the date of this filing, and we do not undertake any obligation, other than as may be required by law, to update or revise any forward-looking or cautionary statements to reflect changes in assumptions, the occurrence of events, unanticipated or otherwise, and changes in future operating results over time or otherwise.
Other risks, uncertainties and factors, including those described in the section titled “Risk Factors” set forth herein and in Part I, Item 1A of our Annual Report on Form 10-K for the year ended December 31, 2022 (“Annual Report”) and in Part II, Item 1A of our Quarterly Report on Form 10-Q for the quarter ended March 31, 2023, our Quarterly Report on Form 10-Q for the quarter ended June 30, 2023 and our Quarterly Report on Form 10-Q for the quarter ended September 30, 2023 (collectively, the “Quarterly Reports”) and in our subsequent filings with the SEC, as incorporated by reference into this prospectus supplement and the accompanying prospectus, could cause actual results to differ materially from those projected in any forward-looking statements made by DRS. Readers should read carefully the discussion of these factors to better understand the risks and uncertainties inherent in the business of DRS and underlying any forward-looking statements.
S-v

MARKET AND INDUSTRY DATA
This prospectus supplement and the accompanying prospectus include estimates regarding market and industry data and forecasts, which are based on publicly available information, industry publications and surveys, reports from government agencies, reports by market research firms and our own estimates based on our management’s knowledge of, and experience in, the defense industry and market segments in which we compete. Third-party industry publications and forecasts generally state that the information contained therein has been obtained from sources generally believed to be reliable. Our estimates involve risks and uncertainties, and are subject to change based on various factors, including those discussed under the captions “Risk Factors” and “Special Note Regarding Forward-Looking Statements and Information” herein and in our Annual Report and Quarterly Reports incorporated by reference herein and in the accompanying prospectus and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” in our Annual Report and Quarterly Reports incorporated by reference herein and in the accompanying prospectus.
SERVICE MARKS, TRADEMARKS AND TRADE NAMES
We hold and license various service marks, trademarks and trade names that we deem particularly important to the marketing conducted by our business. This prospectus supplement and the accompanying prospectus also contain trademarks, service marks and trade names of other companies which are the property of their respective holders. We do not intend our use or display of such names or marks to imply relationships with, or endorsements of us by, any other company other than explicitly stated.
PRESENTATION OF FINANCIAL INFORMATION
We have made rounding adjustments to some of the figures included or incorporated by reference in this prospectus supplement or the accompanying prospectus. Accordingly, numerical figures shown as totals in some tables may not be an arithmetic aggregation of the figures that precede them. Unless otherwise indicated, all references to “U.S. dollars,” “dollars,” “U.S. $” and “$” in this prospectus supplement and the accompanying prospectus and the documents incorporated by reference herein and therein are to the lawful currency of the United States of America, and all references to “NIS” are to New Israeli Shekels.
We present herein and in the documents incorporated by reference herein certain financial measures that are not calculated in accordance with accounting principles generally accepted in the United States of America (“U.S. GAAP”), such measures referred to herein as “non-GAAP,” including Adjusted EBITDA, Adjusted EBITDA Margin, Free Cash Flow and Adjusted Diluted Earnings Per Share (“EPS”). You should review the reconciliation and accompanying disclosures carefully in connection with your consideration of such non-GAAP measures and note that the way in which we calculate these measures may not be comparable to similarly titled measures employed by other companies.
S-vi

PROSPECTUS SUPPLEMENT SUMMARY
The following summary highlights selected information about our company and this offering. It does not contain all of the information that you should consider before investing in our common stock. For a more comprehensive understanding of our company and this offering, you should read the more detailed information set out in or incorporated by reference into this prospectus supplement and the accompanying prospectus, including the risk factors, the financial statements and related notes thereto, before making an investment decision. Some of the statements in the following summary constitute forward-looking statements. See “Special Note Regarding Forward-Looking Statements” and “Risk Factors” in this prospectus supplement.
Overview
DRS is an innovative and agile provider of advanced defense technology to U.S. national security customers and allies around the world. We specialize in the design, development and manufacture of advanced sensing, network computing, force protection, as well as electric power and propulsion technologies and solutions. The strength of our market positioning in these technology areas have created a foundational and diverse base of programs across the U.S. Department of Defense (“DoD”) and other customers. We believe these technologies will not only support our customers in today’s mission but will also underpin their strategy to migrate towards more autonomous, dynamic, interconnected, and multi-domain capabilities needed to defend against and counter evolving and emerging threats. We view more advanced capabilities in sensing, computing, force protection and power as necessary to enable these strategic priorities.
Our overall strategy includes being a balanced and diversified company, less vulnerable to any one platform or service budgetary decision with a specific focus on establishing strong technical and market positions in areas of priority for the DoD. The DoD is our largest customer and for the nine months ended September 30, 2023, accounted for approximately 80% of our business as an end-user, with revenues principally derived directly or indirectly from contracts with the U.S. Navy and U.S. Army, which represented 40% and 29%, respectively, of our total revenues for such period, which is consistent with historic trends. For the years ended December 31, 2022, 2021 and 2020, the DoD accounted for approximately 84%, 86% and 84%, respectively, of our business as an end-user, with revenues principally derived directly or indirectly from contracts with the U.S. Navy and U.S. Army, which represented 32% and 37%, 31% and 38% and 32% and 43%, respectively, of our total revenues for the years ended December 31, 2022, 2021 and 2020.
Our operations and reporting are structured into the following two technology driven segments based on the capabilities and solutions offered to our customers:
Advanced Sensing and Computing
Our Advanced Sensing and Computing (“ASC”) segment designs, develops and manufactures sensing and network computing technology that enables real-time situational awareness required for enhanced operational decision making and execution by our customers.
Our sensing capabilities span numerous applications, including missions requiring advanced detection, precision targeting and surveillance sensing, long range electro-optic/infrared (“EO/IR”), signals intelligence (“SIGINT”) and other intelligence systems, electronic warfare (“EW”), ground vehicle sensing, next generation active electronically scanned array (“AESA”) tactical radars, dismounted soldier sensing and space sensing. Across our offerings, we are focused on advancing sensor distance and enhancing the precision, clarity, definition, spectral depth and effectiveness of our sensors. We also seek to leverage the knowledge and expertise built through our decades of experience to optimize size, weight, power and cost for our customers’ specific mission requirements.
Our sensing capabilities are complemented by our rugged, trusted and cyber resilient network computing products. Our network computing offerings are utilized across a broad range of mission applications including platform computing on ground and shipboard (both surface ship and submarine) for advanced battle management, combat systems, radar, command and control (“C2”), tactical networks, tactical computing and communications. These products help support the DoD’s need for greater situational understanding at the tactical edge by rapidly transmitting data securely between command centers and forward-positioned defense assets and personnel.

Integrated Mission Systems
Our Integrated Mission Systems (“IMS”) segment designs, develops, manufactures and integrates power conversion, control and distribution systems, ship propulsion systems, motors and variable frequency drives, force protection systems, and transportation and logistics systems for the U.S. military and allied defense customers.
DRS is currently a leading provider of next-generation electrical propulsion systems for the U.S. Navy. We provide power conversion, control, distribution and propulsion systems for the Navy’s top priority shipbuilding programs, including the Columbia Class ballistic missile submarine, the first modern U.S. electric drive submarine.
We believe DRS is well positioned to meet the needs of an increasingly electrified fleet with our high-efficiency, power dense permanent magnet motors, energy storage systems and associated efficient, rugged and compact power conversion, electrical actuation systems, and advanced cooling technologies.
DRS has a long history of providing a number of other critical products to the U.S. Navy with a significant installed base on submarines, aircraft carriers and other surface ships including motor controllers, instrumentation and control equipment, electrical actuation systems, and thermal management systems for electronics and ship stores refrigeration.
DRS is also an integrator of complex systems in ground vehicles for short-range air defense, counter-unmanned aerial systems (“C-UAS”), and vehicle survivability and protection. Our short-range air defense systems integrate EW equipment, reconnaissance and surveillance systems, modular combat vehicle turrets, and stabilized sensor suites, as well as kinetic countermeasures to protect against evolving threats. Our force protection systems, including solutions for C-UAS and active protection systems on army vehicles, help protect personnel and defense assets from enemy combatants.
Focus on Customer and Execution
DRS and its employees focus on our end-customers – the men and women of the armed forces in the U.S. and its allies. We seek to provide high-quality equipment and services to support their mission success. We strive for excellence in everything we do, in every job in our Company, in order to satisfy our customers’ needs embedded in our contractual commitments. We seek to ensure that we learn from every lesson experienced in our Company and insist that these lessons affect all elements of our businesses. This approach permeates through the Company with a focus on continuous improvement at every level.
Part of this learning has resulted in institutionalizing our continuous improvement process through our Business Excellence initiative called “Always Performing For Excellence,” or “APEX,” program. The APEX program’s goal is to strive for continuous improvement through unification of all of our business practices, tools and metrics, ongoing employee training and innovation. We believe that excellence is not a destination, but by constantly challenging ourselves to be better, we will improve, and ultimately approach excellence. We challenge ourselves to exceed our customers’ expectations and we partner with them to work to ensure that our execution meets their needs.
Continuous improvement through the APEX program also allows us to improve our efficiency and agility, which we believe contributes to increased margins, helps us to remain competitive and allows us to make strategic investments, all while maintaining our focus on customer satisfaction. In these elements, our goals are aligned with those of our customers. We are humbled by the dedication and sacrifice that our ultimate customers have made to serve and we work to perform for them with excellence in everything we do.
Our Competitive Strengths
We are an innovative and differentiated defense technology company that is primarily focused on U.S. and allied defense customers. We have significant attributes that we believe position us well in the market. DRS has a rich, multi-decade heritage and reputation for excellence that has resulted in deep, long-standing customers and tenured positions on critical programs. We are recognized by our customers as a trusted systems integrator and critical defense technology supplier. Our platform agnostic business model has resulted in a differentiated and balanced portfolio of technologies, customers and programs. Our culture of innovation has resulted in a robust intellectual property (“IP”) portfolio across a range of defense technologies and solutions leading to sole source program positions. Additionally, we have positioned the business in enduring areas of budget priority where we see continuing growth opportunity and strong customer demand for our mission critical technologies spanning advanced sensing, network computing, force protection and electric power and propulsion.
Our rich, multi-decade heritage and reputation for excellence has resulted in deep, long-standing customers and tenured positions on critical programs.
For over five decades, DRS has advanced its portfolio through focused innovation, targeted investments, selective partnerships and mergers and acquisitions. DRS has differentiated solutions for a variety of critical customer missions across a number of defense platforms. It is a trusted systems integrator and innovative critical defense technology supplier relied upon by a variety of long-standing customers as evidenced by tenured positions on critical programs. DRS has an extensive installed base of existing products that spans ground and naval network computer systems, ground combat vehicle sensing and dismounted soldier sensing as well as critical naval computing infrastructure and technology on every U.S. naval combatant vessel in service. The notable platforms for this installed base include: surface ships, submarines, tracked and wheeled ground vehicles, fixed and rotary wing aircraft, unmanned aircraft, operating bases, and commercial vehicles and facilities. This installed base of existing products provides us opportunities for upgrades and new business that leverages these solutions.
Our platform agnostic business model results in a differentiated and balanced portfolio of technologies, customers and programs.
Our overall strategy includes being a balanced and diversified company, less vulnerable to any one budgetary platform or service decision with a specific focus on establishing strong technical and market positions in areas of priority for the DoD. Additionally, DRS serves a diverse set of customers across branches operating in both a prime and subcontractor role. We have a diverse program base with no single program accounting for or more than 10% of our revenue. Furthermore, we have balanced revenue exposure to our four key technology focus areas.
Our portfolio of defense technologies is strategically aligned with key DoD priorities spanning domains.
We believe that our product and technology portfolio aligns with customer needs to deter, defend against and counter current and evolving threats coming from nation-states to violent non-state actors. Our differentiated technology portfolio, deep understanding of customer priorities and our culture of innovation and agility enable us to adapt quickly and anticipate the needs of our customers. Additionally, our portfolio of technologies and capabilities has applications that cut across our business, allowing us to leverage research and development (“R&D”) and IP across multiple product lines, customers, platforms and mission applications. We have also migrated to provide higher-value integrated sub-systems and systems, which has facilitated increased scope and content as well as expanded market share through the integration of our own products and technologies.
We are focused on building upon our strong track record of growth and margin expansion.
Over the past five years through 2022, we have had a revenue compound annual growth rate of 7%, while simultaneously expanding profit and profit margins. We have accomplished this through key program wins and sole-source positions, including prominent positions on the Columbia Class submarine program as well as extending and expanding our positions across embedded computing, advanced sensing and force protection efforts. Going forward, we anticipate that our strong alignment to key areas of customer priority coupled with our strong portfolio present clear growth opportunities. Additionally, we believe our continued success in transitioning low-margin development programs to full rate production will facilitate further margin expansion and corresponding cash flow generation. Across our business, our continuous improvement culture is embodied in our APEX program, which strives to reduce cost and improves efficiencies while increasing the quality of our products and services.

Our robust backlog and steady customer demand in the form of bookings provide a solid foundation for multi-year visibility.
As of September 30, 2023, DRS had a total backlog of approximately $4.7 billion. Furthermore, DRS continues to enjoy strong customer demand as evidenced by healthy bookings. Our backlog, bookings and continued customer demand provide us clear multi-year visibility and bolster our confidence in future growth. Additionally, the Company’s sizeable sole source positions and limited near-term recompetes permit the Company to focus on new programs, customers and technologies to drive growth. Subsequent to the third quarter of 2023 and not included in the $4.7 billion of backlog noted above, we agreed to contract terms and pricing totaling over $3 billion for the majority of our electric power and propulsion system on the remaining seven Columbia Class submarines.
Our highly experienced leadership team and talented workforce have transformed DRS.
Our leadership team has transformed DRS into the differentiated defense technology company it is today through a long-term strategy prioritized on growth. We have done this through active portfolio management with targeted investment to growing technological capabilities and acquisitions of smaller accretive companies that fill key strategic gaps in our portfolio, and by creating partnerships or joint ventures to supplement our intellectual property. The result of these efforts has led DRS to be well-positioned in the U.S. defense market. Our leadership team has an average tenure of 18 years with the Company and nearly 30 years in the industry.
Our workforce of approximately 6,500 people as of September 30, 2023 is highly innovative and we maintain a culture that fosters and rewards growth, problem-solving, technology development, and process improvements. We have approximately 2,100 world-class engineers highly trained to work on programs in sensing, electro-optical infrared systems, laser systems, network computing, communications systems, integration, and power propulsion. Our employees maintain over 1,500 security clearances to allow engineers and management to carry on business activities for our customers’ classified programs. Our strong commitment to diversity, inclusion, innovation, agility, and a culture of respect in the workplace has fostered a highly collaborative and motivated workforce. As a Company, we are mindful of our opportunities and responsibilities to positively contribute to the communities in which we operate. Embedded in our corporate values is a commitment to workplace safety, charitable contribution and sustainability. Our human resources policies, programs, benefits, and flexible work arrangements have been designed to facilitate the recruitment, development, and retention of top talent.
Our Growth Strategy
Our growth strategy is focused on four pillars: targeting investment to drive organic growth; executing on our programs to enhance profitability; actively managing our portfolio for optimization; and taking care of our people. Our goal is to grow and increase margins faster than the overall defense market through focused market selection, technology differentiation and business excellence. Our vision is to be the best mid-tier defense technology company in the U.S. market.
Targeting Investment to Drive Organic Growth
We strategically select the markets where we compete and the programs on which we bid.
•We target programs in markets where we have strong core technology and where the DoD is focused. We seek to compete in the areas in which we have a technological or market advantage, and which will attract funding. As an example, we have expanded our core technology to focus on force protection. We prioritized investments in the force protection market given the diminished customer capabilities in this arena as a result of a multi-decade focus on asymmetric warfare priorities. In recent years, our customers have shifted their focus to deterring and countering threats posed by near peer adversaries. As such, we invested in our advanced sensing, integration and counter-measure capabilities to ensure the safety of our service men and women against those potential threats. This has been evident in the receipt of foundational programs to protect both airborne and ground-based platforms. Our latest example is our recent sole source mobile-low, slow small unmanned aircraft integrated defeat system (“MLIDS”) contract award, which combines our advanced sensing with our trusted position as a system integrator to combat the rapidly evolving drone threat evidenced by recent conflicts.

•We target our investments in core technologies in areas of high market growth. Our investments fill gaps, create leading market offerings and make capital improvements to our business. We are also awarded, and leverage, significant customer research and development funding to complement our investments.
Executing on Our Programs to Enhance Profitability
We remain focused on continuing to drive operational enhancements and efficiencies, which we believe will result in improved profitability over time. We believe that our world-class technology and innovative solutions coupled with the transition of development programs into production will serve as the foundation for continued profitable growth.
•We believe that outstanding performance and timely execution on our programs will win us new business and lead to profitable growth, including new opportunities for follow-on orders which will add to our growing production base. Our recent short-range air defense program is an example of a program that we were able to win because of our reputation with the customer and our ability to quickly react to their needs.
•Integrated systems offerings of our products and systems should further expand margins as we continue to grow revenues. Our Integrated Missions Systems business, for example, has strong integration capabilities which should enable us to grow content on programs as we increase our role from smaller sub-systems into full systems integration.
•Successful execution on key development programs in early phases is expected to drive a transition to higher margin business in production, bringing sustained profitable success. Our Columbia Class submarine program is an example of a fixed-price development program that we invested in while recognizing that it will deliver long-term profitable growth, as it fully transitions into production in the near-term.
•Our APEX program focuses on the achievement of operational savings in production, supply chain and our overall cost structure. The APEX program’s goal is to strive for continuous improvement through unification of our business practices, tools and metrics, ongoing employee training and innovation. Commitment to excellence requires us to challenge ourselves to exceed our customers’ expectations. A culture of continuous improvement should allow us to improve our efficiency and increase our margins.
Actively Managing our Portfolio for Optimization
We manage our portfolio to optimize our growth in areas where we have the strongest core technology base, where we have a competitive cost structure and where the defense market is growing.
•DRS has a portfolio of products and solutions that we believe are positioned to move up the value chain to provide sub-systems and integrated systems and solutions. We regularly assess our portfolio to ensure strong alignment with our customers’ needs and priorities and consider accretive acquisitions in areas where we have strategic gaps to address our customer’s needs.
•We employ a strategy of active IP management to acquire technologies and IP through partnerships, teaming arrangements, strategic licenses and other business arrangements. This active IP management strategy allows us access to new technologies in a disciplined manner to maintain the strength of our diversified portfolio.
Continue to Take Care of Our People
We seek to recruit and retain the highest caliber of talent through competitive pay and benefits packages, inclusive employee policies, succession planning, and skills and development programs to foster an innovative and modern workforce.
•We strive to maintain the highest ethical standards and foster a collaborative and respectful work environment for all of our employees.

•We regularly assess and make thoughtful changes to our employee practices, including enhancements to our pay and benefits offerings, flexible work arrangements, and skill and development programs, to support career growth opportunities and facilitate attraction and retention of top talent.
•We have implemented a strong diversity and inclusion program that helps us to bring diverse ideas and perspectives to decision-making, problem-solving, and innovation, allowing us to draw from the largest pool of available talent.
History of the Company
DRS was founded in 1969, in Mount Vernon, New York, as Diagnostic Retrieval Systems, and soon became best known by its acronym, DRS. In 1981, we first became a publicly traded company. Over the subsequent decades, DRS experienced a period of rapid growth driven in large part by numerous acquisitions. In 2008, our stock ceased to be publicly traded when we were acquired by the Italian-headquartered Finmeccanica S.p.A. (now known as Leonardo S.p.A.) and we subsequently rebranded ourselves as Leonardo DRS. Since the Leonardo acquisition, we have operated under agreements with the DoD and related security policies in order to limit Leonardo’s ability to control our business operations. In 2022, DRS merged with RADA Electronic Industries Ltd. (“RADA”) in an all-stock combination that reduced Leonardo S.p.A’s ownership stake in DRS to approximately 81%, and resulted in DRS becoming a publicly listed company on the Nasdaq and the TASE, with trading commencing on November 29, 2022. As previously announced, we are taking steps to voluntarily delist the Company’s common stock from trading on the TASE. Pursuant to Israeli law, the last trading day on the TASE is expected to occur on or around December 27, 2023, and the delisting of our common stock from the TASE is expected to take effect on or around December 31, 2023.
Governance Structure
As a U.S. defense contractor with high-level personnel and facility security clearances, DRS, our immediate majority stockholder, US Holding, and our ultimate majority stockholder, Leonardo S.p.A., have entered into a proxy agreement with the DoD to mitigate against the potential for undue foreign ownership control and influence (“FOCI”) on the performance of classified programs by implementing various limitations on US Holding’s and Leonardo S.p.A.’s rights as the majority stockholder of DRS. Specifically, US Holding has authorized certain cleared U.S. persons to operate as its proxies and exercise the key prerogatives of stock ownership. We are currently operating under an interim proxy agreement while we seek to enter into a new proxy agreement with the DoD. The proxy agreement requires that DRS have the financial and operational ability to operate as an independent entity under an independent board, subject to certain limited, enumerated consent rights of the majority stockholder (including material mergers and acquisitions and incurrence of debt). See Part I Item 1A, “Risk Factors – Risks Relating to Our Ownership and Status under the Proxy Agreement – We operate under a proxy agreement with the DoD that regulates significant areas of our governance. If we fail to comply with the proxy agreement our classified U.S. government contracts could be terminated, which could have a material adverse impact on our business, financial condition and results of operations” in our Annual Report, which is incorporated by reference herein.
Our Ultimate Majority Stockholder
Leonardo S.p.A., a global high-technology company, is a leading global Aerospace, Defense and Security company and one of Italy’s main industrial companies. Organized into five business Sectors, Leonardo S.p.A. has a significant industrial presence in Italy, the United Kingdom, Germany, Poland, Switzerland and the USA, where it operates through subsidiaries, joint ventures and partnerships as: GIE ATR, MBDA, Telespazio, Thales Alenia Space, Hensoldt AG and other minor entities. Leonardo S.p.A. competes in the most important international markets by leveraging its areas of technological and product leadership (Helicopters, Defense Electronics & Security, Aircraft, Aerostructures and Space). Listed on the Milan Stock Exchange (under the trading symbol “LDO”), in 2022 Leonardo S.p.A. recorded consolidated revenues of €14.7 billion and invested €2.0 billion in R&D. The group has been part of the Dow Jones Sustainability Index (“DJSI”) since 2010 and was again named as sustainability global leader in the Aerospace & Defense sector of DJSI in 2022.
After the completion of this offering, we expect that Leonardo S.p.A. will indirectly hold 73.9% of our common stock through US Holding (or 72.9% if the underwriters exercise their option to purchase additional shares from the selling stockholder). As a result, we expect to continue to be a “Controlled Company” within the meaning of the Nasdaq rules, following the completion of this offering. This status will allow us to rely on exemptions from certain corporate governance requirements otherwise applicable to listed companies, although we currently do not intend to use these exemptions.
Summary Risk Factors
Our business is subject to a number of risks, including risks that may prevent us from achieving our business objectives or may adversely affect our business, financial condition, results of operations, cash flows and prospects that you should consider before making a decision to invest in our common stock. These risks are discussed more fully under the headings “Risk Factors” beginning on page S-17 in this prospectus supplement and in our Annual Report and our Quarterly Reports incorporated by reference into this prospectus supplement and the accompanying prospectus. See “Where You Can Find Additional Information; Incorporation of Certain Information by Reference.” These risks include, but are not limited to, the following:
•We depend on U.S. defense spending for the vast majority of our revenues. Disruptions or deteriorations in our relationships with the relevant customer agencies of the U.S. government could have a material adverse impact on our business, financial condition and results of operations.
•Significant delays or reductions in appropriations for our programs and changes in U.S. government priorities and spending levels more broadly may negatively impact our business and could have a material adverse impact on our business, financial condition and results of operations.
•Our results of operations and cash flows are substantially affected by our mix of fixed-price, cost-plus and time-and-material type contracts. In particular, fixed-price contracts subject us to the risk of loss in the event of cost overruns or higher than anticipated inflation.
•We are subject to the U.S. government’s requirements, including the DoD’s National Industrial Security Program Operating Manual, for our facility security clearances, which are prerequisites to our ability to perform on classified contracts for the U.S. government.
•We depend on U.S. government contracts, which often are only partially funded and are subject to immediate termination. The termination or failure to fund one or more of these contracts could have a material adverse impact on our business, financial condition and results of operations.
•We operate in a highly regulated environment and are routinely audited and reviewed by the U.S. government and its agencies.
•We are subject to a number of procurement, international trade, and other rules, regulations and requirements related to our industry, our products, and the businesses we operate. If we fail to comply with such rules, regulations or other requirements we may be subject to civil and/or criminal penalties and/or administrative sanctions.
•The U.S. government’s organizational conflict of interest rules could limit our ability to successfully compete for new contracts or may require us to exit or wind down certain existing contracts, any of which could adversely affect our business, financial condition, results of operations and prospects.
•The U.S. government has and may continue to implement initiatives focused on efficiencies, affordability and cost growth as well as other changes to its procurement practices.
•We use estimates in pricing and accounting for many of our programs, and changes in our estimates could adversely impact our business, financial condition and results of operations.
•We may not realize the full value of our total estimated contract value or bookings, including as a result of reduction of funding or cancellation of our U.S. government contracts, which could have a material adverse impact on our business, financial condition and results of operations.

•Our business may be harmed if we are unable to appropriately manage our inventory.
•Our working capital requirements and cash flows are extremely variable and subject to fluctuation, which could have a material adverse effect on our business, financial condition and results of operations.
•We cannot predict future capital needs, the sufficiency of our current financing or our ability to obtain additional financing if we need it.
•We cannot predict the effect of global and regional economic downturns and rising interest rates on our business.
•As a public company, we have incurred and will continue to incur significant legal, accounting and other expenses that we did not incur as a private company.
•As a public company we must maintain an effective system of internal control over financial reporting.
•The agreements governing our debt may contain various covenants that limit our ability to take certain actions and also require us to meet financial maintenance tests, and failure to comply with these covenants could have an adverse impact on our business, financial condition and results of operations.
•To service indebtedness and fund other cash needs, we will require a significant amount of cash, and our ability to generate cash depends on many factors beyond our control.
•We face intense competition and may suffer losses if we fail to compete efficiently.
•Preferences or set-asides for minority-owned, small and small disadvantaged businesses could impact our ability to be a prime contractor and limit our opportunity to work as a subcontractor on certain governmental procurements.
•We depend in part upon our relationships and alliances with industry participants in order to generate revenue, which involves risks and uncertainties.
•Contractual disputes with industry participants or the inability of our key suppliers to timely deliver our components, parts or services, could cause our products, systems or services to be produced or delivered in an untimely or unsatisfactory manner.
•We are susceptible to a security breach, through cyber-attack, cyber-intrusion, insider threats or otherwise, and to other significant disruptions of our IT networks and related systems, or those of our customers, suppliers, vendors, subcontractors, partners, or other third parties.
•We may be at greater risk from terrorism and other threats to our physical security and personnel, than other companies.
•Our future success will depend on our ability to respond to the rapid technological changes in the markets in which we compete, and our ability to introduce new or enhanced products and to enter into new markets.
•Many of our contracts contain performance obligations that require innovative design capabilities, are technologically complex, require state-of-the-art manufacturing expertise or are dependent upon factors not wholly within our control. Failure to meet our contractual obligations could adversely affect our business, financial condition, results of operations, reputation and future prospects.
•We may not be able to fully exploit or obtain patents or other intellectual property protections necessary to secure our proprietary technology.
•Third parties have claimed in the past and may claim in the future that we are infringing directly or indirectly upon their intellectual property rights, and third parties may infringe upon our intellectual property rights.

•Our reputation and ability to do business may be impacted by the improper conduct of our employees, agents, affiliates, subcontractors, suppliers, business partners or joint ventures in which we participate.
•We are subject to environmental laws and regulations, and our ongoing operations may expose us to environmental liabilities affecting our reputation, business, financial condition and results of operations.
•Our business, financial condition, and results of operations could be materially adversely affected by climate change regulations.
•The outcome of litigation, arbitration, investigations, claims, disputes, enforcement actions and other legal proceedings in which we are involved from time to time is unpredictable, and an adverse decision in any such matter could have a material adverse impact on our business, financial condition and results of operations.
•Our international business exposes us to additional risks, including risks related to geopolitical conflicts, including the war in Israel, and economic factors, laws and regulations.
•We may not be successful in obtaining the export licenses necessary to conduct certain operations abroad, and Congress may prevent proposed sales to certain foreign governments.
•A failure to attract and retain technical and other key personnel could reduce our revenues and our operational effectiveness.
•Our business could be harmed in the event of a prolonged work stoppage.
•Our insurance coverage, customer indemnifications or other liability protections may be unavailable or inadequate to cover all of our significant risks or our insurers may deny coverage of or be unable to pay for material losses we incur, which could adversely affect our business, financial condition and results of operations.
•We have unfunded obligations under our pension plans, and we use estimates in accounting for our pension plans and changes in our estimates could adversely affect our financial condition and results of operations.
•Changes to financial accounting standards may affect our results of operations and cause us to change our business practices.
•Changes in future business or other market conditions could cause business investments and/or recorded goodwill or other long-term assets to become impaired, resulting in substantial losses and write-downs that would adversely affect our business, financial condition and results of operations.
•Our ability to use our net operating losses to offset future taxable income may be subject to certain limitations.
•We could be liable for certain tax liabilities, including tax liabilities of US Holding and its subsidiaries, under tax law and the tax allocation agreement.
•Acquisitions could result in operating difficulties, dilution and other harmful consequences.
•Failure to properly contain a global pandemic in a timely manner could materially affect how we and our business partners are operating.
•We have significant operations in locations that could be materially and adversely impacted in the event of a natural disaster or other significant disruption.
•Our leases may be terminated or we may be unable to renew our leases on acceptable terms and if we wish to relocate, we may incur additional costs if we terminate a lease.

•We cannot predict the consequences of future geopolitical events, but they may adversely affect the markets in which we operate, our ability to insure against risk, our operations or our results of operations.
•Geopolitical conflicts, including the war in Israel, have the potential to evolve quickly, creating uncertainty in the world and broader Middle East region specifically, along with the potential for disruptions to our Israeli operations, including but not limited to workforce calls for duty, transportation and other logistical impacts and reduced customer confidence.
•We operate under a proxy agreement with the DoD that regulates significant areas of our governance. If we fail to comply with the proxy agreement our classified U.S. government contracts could be terminated, which could have a material adverse impact on our business, financial condition and results of operations.
•The Committee on Foreign Investment in the United States may modify, delay or prevent our future acquisition or investment activities.
•Our ultimate majority stockholder, Leonardo S.p.A., may have interests that are different from, or conflict with, those of our other stockholders, and their significant ownership in us may discourage change of control transactions. We also have ongoing obligations in favor of Leonardo S.p.A.
•Our amended and restated certificate of incorporation provides that we waive any interest or expectancy in corporate opportunities presented to Leonardo S.p.A.
•We are legally bound to provide certain services to Leonardo S.p.A., which may divert human and financial resources from our business, and to rely on the provision of certain services from Leonardo S.p.A., which we may be unable to replicate should the need arise.
•Some of our contracts with the U.S. government are classified, which may limit investor insight into portions of our business.

THE OFFERING

Common stock offered by the selling stockholder	16,500,000 shares

Common stock to be outstanding after this offering	262,370,008 shares

Option to purchase additional shares.
The underwriters have a 30-day option to purchase up to 2,475,000 additional shares of common stock from the selling stockholder at the public offering price, less underwriting discounts and commissions. See “Underwriting.”

Use of proceeds	We will not receive any proceeds from the sale of common stock in this offering; the selling stockholder will receive all of the proceeds from the sale of shares of our common stock. See “Use of Proceeds.”

Dividend policy
We do not currently, nor do we expect to in the future, pay quarterly cash dividends. Such payments are at the discretion of our board and will depend upon our financial condition, results of operations, capital requirements, alternative uses of capital and other factors that our board may consider at its discretion. The proxy holders, in their capacity as directors, may only vote to declare or suspend dividends after prior consultation with US Holding so long as our proxy agreement with the DoD is in effect.

Voting, distribution and liquidation rights
Each share of our common stock entitles its holder to:
•cast one vote for each share held of record on all matters submitted to a vote of the stockholders;
•receive, on a pro rata basis, dividends and distributions, if any, that our board may declare out of legally available funds, subject to preferences that may be applicable to preferred stock, if any, then outstanding; and
•upon our liquidation, dissolution or winding up, share equally and ratably in any assets remaining after the payment of all debt and other liabilities, subject to the prior rights, if any, of holders of any outstanding shares of preferred stock.
The holders of our common stock have no preemptive, cumulative voting, subscription, conversion, redemption or sinking fund rights. The common stock is not subject to future calls or assessments by us. The rights and privileges of holders of our common stock are subject to any series of preferred stock that we may issue in the future. See “Description of Capital Stock” in the accompanying prospectus.

Nasdaq and TASE symbol	“DRS”.
Our common stock is listed on the Nasdaq and the Tel Aviv Stock Exchange, or the TASE. As previously announced, we are taking steps to voluntarily delist the Company’s common stock from trading on the TASE. Pursuant to Israeli law, the last trading day on the TASE is expected to occur on or around December 27, 2023 and the delisting of our common stock from the TASE is expected to take effect on or around December 31, 2023.
Unless otherwise expressly stated or the context otherwise requires, the information in this prospectus supplement and the accompanying prospectus assumes no exercise of the underwriters’ option to purchase 2,475,000 additional shares of our common stock from the selling stockholder.

In addition, unless we indicate otherwise or the context otherwise requires, all information in this prospectus supplement and the accompanying prospectus reflects 262,370,008 shares of common stock outstanding as of November 1, 2023 and does not give effect to or reflect the following shares as of November 1, 2023:
•3,353,755 shares of common stock available for issuance upon the exercise of options under the 2022 Omnibus Equity Compensation Plan (the “2022 Equity Plan”) (of such options, 2,640,225 were vested and exercisable as of November 1, 2023);
•1,925,205 shares of common stock available for issuance upon the vesting of restricted stock units under the 2022 Equity Plan as of November 1, 2023;
•1,748,137 shares of common stock available for issuance upon the vesting of performance-based restricted stock units under the 2022 Equity Plan as of November 1, 2023; and
•3,093,149 shares of common stock available for further issuance under our 2022 Equity Plan after the completion of this offering.

SUMMARY CONSOLIDATED FINANCIAL DATA
The summary financial information for the years ended December 31, 2022, 2021 and 2020 has been derived from our audited Consolidated Financial Statements incorporated by reference in this prospectus supplement and the accompanying prospectus. The summary financial information for the three months ended September 30, 2023 and 2022 has been derived from our unaudited quarterly Consolidated Financial Statements incorporated by reference in this prospectus supplement and the accompanying prospectus. The unaudited quarterly Consolidated Financial Statements have been prepared on the same basis as the audited Consolidated Financial Statements and, in the opinion of management, reflect all adjustments necessary for the fair presentation of the Consolidated Financial Statements. Backlog and bookings data is presented as of the dates indicated below. This summary consolidated financial data should be read in conjunction with “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and the financial statements included in our Annual Report and our Quarterly Reports, each incorporated by reference in this prospectus supplement and the accompanying prospectus. Historical results are not indicative of future operating results.

(Dollars in millions, except per share amounts)	Three Months Ended September 30,		Year Ended December 31,
	2023	2022	2022	2021	2020
Consolidated Statements of Earnings Data:
Total revenues	$703	$634	$2,693	$2,879	$2,778
Operating earnings	$59	$376	$561	$236	$181
Net earnings	$47	$279	$405	$154	$85
Basic and diluted earnings per share (“EPS”)	$0.18	$1.33	$1.88	$0.73	$0.40
Consolidated Statement of Cash Flows Data:
Net cash provided by (used in) operating activities			$33	$178	$125
Other Financial Data:
Adjusted EBITDA (1)	$82	$58	$318	$310	$268
Adjusted EBITDA Margin (1)	11.7%	9.2%	11.8%	10.8%	9.6%
Free cash flow (1)			$74	$122	$82
Backlog (2)	$4,719	$3,138	$4,269	$2,861	$3,291
Bookings (2)	$1,055	$874	$3,156	$2,595	$3,055
Basic EPS	$0.18	$1.33	$1.88	$0.73	$0.40
Diluted EPS	$0.18	$1.33	$1.88	$0.73	$0.40
Adjusted Diluted EPS (1)	$0.20	$0.12	$0.83	$0.83	$0.58
________________
(1)Adjusted EBITDA, Adjusted EBITDA Margin, free cash flow and Adjusted Diluted EPS are non-GAAP measures. Refer to “Non-GAAP Financial Measures” for definitions, additional discussion of management’s use of non-GAAP measures as supplemental financial measures and reconciliations of net earnings to Adjusted EBITDA, diluted EPS to Adjusted Diluted EPS and net cash provided by operating activities to free cash flow. Adjusted EBITDA, Adjusted EBITDA Margin, free cash flow and Adjusted Diluted EPS may not be comparable to similarly titled non-GAAP measures of other companies as other companies may have calculated the measures differently.
(2)Refer to “Management’s Discussion and Analysis of Financial Condition and Results of Operations—Results from Operations” in our Annual Report, which is incorporated by reference herein and in the accompanying prospectus, for the definition and additional discussion of management’s use of backlog and bookings as key operating and financial measures.
Non-GAAP Financial Measures
We believe the non-GAAP financial measures presented in this prospectus supplement and incorporated by reference herein and in the accompanying prospectus from documents incorporated by reference therein will help investors understand our financial condition and operating results and assess our future prospects. We believe these non-GAAP financial measures, each of which is discussed in greater detail below, are important supplemental measures because they exclude unusual or non-recurring items as well as non-cash items that are unrelated to or may not be indicative of our ongoing operating results. Further, when read in conjunction with our U.S. GAAP results, these non-GAAP financial measures provide a baseline for analyzing trends in our underlying businesses and can be used by management as a tool to help make financial, operational and planning decisions. Finally, these measures are often used by analysts and other interested parties to evaluate companies in our industry by providing more comparable measures that are less affected by factors such as capital structure. We recognize that these non-GAAP financial measures have limitations, including that they may be calculated differently by other companies or may be used under different circumstances or for different purposes, thereby affecting their comparability from company to company. In order to compensate for these and the other limitations discussed below, management does not consider these measures in isolation from or as alternatives to the comparable financial measures determined in accordance with U.S. GAAP. Readers should review the reconciliations below and should not rely on any single financial measure to evaluate our business. We define these non-GAAP financial measures as:
Adjusted EBITDA and Adjusted EBITDA Margin
We define Adjusted EBITDA as our net earnings before income taxes, amortization of acquired intangible assets, depreciation, restructuring costs, interest, deal-related transaction costs, other non-operating expenses such as foreign exchange, COVID-19 response costs, non-service pension expenditures, legal liability accrual reversals, and other one-time non-operational events as well as gains (losses) on business disposals. Adjusted EBITDA Margin is calculated by dividing Adjusted EBITDA by revenue. Adjusted EBITDA and Adjusted EBITDA Margin are not measures calculated in accordance with U.S. GAAP, and they should not be considered an alternative to any financial measures that were calculated under U.S. GAAP. Adjusted EBITDA and Adjusted EBITDA Margin are used to facilitate a comparison of the ordinary, ongoing and customary course of our operations on a consistent basis from period to period and provide an additional understanding of factors and trends affecting our business. Adjusted EBITDA and Adjusted EBITDA Margin are driven by changes in volume, performance, contract mix and general and administrative expenses and investment levels. Performance, as used in this definition, refers to changes in profitability and is primarily based on adjustments to estimates at completion on individual contracts. These adjustments result from increases or decreases to the estimated value of the contract, the estimated costs to complete the contract, or both. These measures therefore assist management and our board and may be useful to investors in comparing our operating performance consistently over time as they remove the impact of our capital structure, asset base and items outside the control of the management team and expenses that do not relate to our core operations. Adjusted EBITDA and Adjusted EBITDA Margin may not be comparable to similarly titled non-GAAP measures used by other companies as other companies may have calculated the measures differently. The reconciliation of Adjusted EBITDA to net earnings is provided below:
Consolidated Entity Adjusted EBITDA Reconciliation:

(Dollars in millions)	Year Ended December 31,
	2022	2021	2020
Net earnings	$405	$154	$85
Income tax provision	120	46	27
Amortization of intangibles	10	9	9
Depreciation	55	49	44
Restructuring costs	3	5	12
Interest expense	34	35	64
Deal-related transaction costs	43	5	9
Other one-time non-operational events	2	7	18
Gain on sale of business	(354)	—	—
Adjusted EBITDA	$318	$310	$268
Adjusted EBITDA Margin	11.8%	10.8%	9.6%

(Dollars in millions)	Three Months Ended September 30,
	2023	2022
Net earnings	$47	$279
Income tax provision	1	88
Amortization of intangibles	5	3
Depreciation	16	14
Restructuring costs	2	—
Interest expense	10	9
Deal-related transaction costs	1	16
Other one-time non-operational events	—	(1)
Gain on sale of business	—	(350)
Adjusted EBITDA	$82	$58
Adjusted EBITDA Margin	11.7%	9.2%
Adjusted Diluted EPS
We calculate Adjusted Diluted EPS by excluding deal-related transaction costs, amortization of acquired intangible assets, restructuring costs, other non-operating expenses such as foreign exchange, COVID-19 response costs, non-service pension expenditures, legal liability accrual reversals, and other one-time non-operational events offset by the tax effect of such adjustments, as well as gains (losses) on business disposals (net of taxes) from our net earnings and dividing by the diluted weighted average number of shares outstanding to arrive at Adjusted Diluted EPS. We believe that Adjusted Diluted EPS allows investors to effectively compare our core performance from period to period by excluding items that are not indicative of, or are unrelated to, results from our ongoing business. Adjusted Diluted EPS has limitations as an analytical tool and does not represent and should not be considered an alternative to basic or diluted EPS as determined in accordance with U.S. GAAP. The reconciliation of Adjusted Diluted EPS to U.S. GAAP diluted EPS is shown below:
Consolidated Entity Reconciliation of Adjusted Diluted EPS:

(Dollars in millions, except per share amounts; shares in millions)	Year Ended December 31,
	2022	2021	2020
Net earnings	$405	$154	$85
Deal-related transaction costs	43	5	9
Amortization of intangibles	10	9	9
Restructuring costs	3	5	12
Gain on sale of business, net of taxes	(275)	—	—
Other one-time non-operational events	2	7	18
Tax effect of adjustments	(9)	(6)	(11)
Adjusted net earnings	$179	$174	$122
Diluted weighted average number of shares outstanding	215	210	210
Basic EPS	$1.88	$0.73	$0.40
Diluted EPS	$1.88	$0.73	$0.40
Adjusted Diluted EPS	$0.83	$0.83	$0.58

(Dollars in millions, except per share amounts; shares in millions)	Three Months Ended September 30,
	2023	2022
Net earnings	$47	$279
Deal-related transaction costs	1	16
Amortization of intangibles	5	3
Restructuring costs	2	—
Gain on sale of business, net of taxes	—	(270)
Other one-time non-operational events	—	(1)
Tax effect of adjustments	(2)	(2)
Adjusted net earnings	$53	$25
Diluted weighted average number of shares outstanding	265	210
Basic EPS	$0.18	$1.33
Diluted EPS	$0.18	$1.33
Adjusted Diluted EPS	$0.20	$0.12
Free cash flow
We define free cash flow as the sum of the cash flows provided by (used in) operating activities, the cash flows provided by (used in) investing activities pertaining to capital expenditures, and proceeds generated from the sale of capital assets and dividends received from investments, less transaction-related expenditures (net of tax). We believe that free cash flow provides management and investors with an important measure of our ability to generate cash on a normalized basis. Free cash flow also provides insight into our flexibility to allocate capital and pursue opportunities that may enhance stockholder value. We believe that while expenditures and dispositions of property plant and equipment will fluctuate period to period, we seek to ensure that we have adequate capital on hand to maintain ongoing operations and enable growth of the business. Additionally, free cash flow is of limited usefulness, in that it does not represent residual cash flows available for discretionary expenditures, due to the fact the measures do not deduct the payments required for debt service and other contractual obligations or payments. The reconciliation between free cash flow and net cash provided by operating activities (the most comparable U.S. GAAP measure) is shown below:
Consolidated Entity Reconciliation of Free Cash Flow:

(Dollars in millions)	Year Ended December 31,
	2022	2021	2020
Net cash provided by operating activities	$33	$178	$125
Transaction-related expenditures, net of tax	25	4	8
Tax payments on disposals	78	—	—
Capital expenditures	(65)	(60)	(56)
Proceeds from sales of assets	—	—	5
Dividends from investments	3	—	—
Free cash flow	$74	$122	$82

RISK FACTORS
Investing in our common stock involves a high degree of risk. You should carefully consider the following risks and uncertainties, together with all of the other information contained in or incorporated by reference into this prospectus supplement and the accompanying prospectus, including in our Annual Report and our Quarterly Reports, before making an investment decision. See “Where You Can Find Additional Information; Incorporation of Certain Information by Reference.” The occurrence of any of such risks, or additional risks not presently known to us or that we currently believe to be immaterial, could materially and adversely affect our business, financial condition, results of operations and prospects. In such case, the trading price of our common stock could decline, and you may lose all or part of your investment.
Risks Relating to Ownership of Our Common Stock
The market price of our common stock may be volatile or may decline steeply or suddenly regardless of our operating performance, and we may not be able to meet investor or analyst expectations. You may not be able to resell your shares at or above the price you paid and may lose all or part of your investment.
If you purchase shares of our common stock, you may not be able to resell those shares at or above the price you paid. The market price of our common stock may fluctuate or decline significantly in response to numerous factors, many of which are beyond our control, including:
•disruptions or deteriorations in our relationship with the relevant agencies of the U.S. government, as well as any failure to pass routine audits or otherwise comply with governmental requirements including those related to security clearance or procurement rules, including the False Claims Act;
•significant delays or reductions in appropriations for our programs and changes in U.S. government priorities and spending levels more broadly;
•our relationships with other industry participants, including any contractual disputes or the inability of our key suppliers to timely deliver our components, parts or services;
•geopolitical conflicts, including the war in Israel, have the potential to evolve quickly, creating uncertainty in the world and broader Middle East region specifically, along with the potential for disruptions to our Israeli operations, including but not limited to workforce calls for duty, transportation and other logistical impacts and reduced customer confidence;
•actual or anticipated fluctuations in our revenues or other operating results;
•variations between our actual operating results and the expectations of securities analysts, investors and the financial community;
•any forward-looking financial or operating information we may provide to the public or securities analysts, any changes in this information or our failure to meet expectations based on this information;
•actions of securities analysts who initiate or maintain coverage of us, changes in financial estimates by any securities analysts who follow us or our failure to meet these estimates or the expectations of investors;
•additional shares of common stock being sold into the market by us or our majority stockholder, or the anticipation of such sales;
•announcements by us or our competitors of significant products or features, innovations, acquisitions, strategic partnerships, joint ventures, capital commitments, divestitures or other dispositions;
•changes in operating performance and stock market valuations of companies in our industry, including our competitors;
•difficulties in integrating any new acquisitions we may make;

•our ability to attract and retain technical and other key personnel;
•price and volume fluctuations in the overall stock market, including as a result of general economic trends;
•an active trading market in our common stock not being maintained or our failure to satisfy the continued listing standards of the Nasdaq;
•future issuances of our common stock or other equity securities;
•lawsuits threatened or filed against us, or events that negatively impact our reputation;
•developments in new legislation and pending lawsuits or regulatory actions, including interim or final rulings by judicial or regulatory bodies;
•any conflict of interest that may arise because US Holding, our majority stockholder, or Leonardo S.p.A., our ultimate majority stockholder, may have interests that are different from, or conflict with, those of our other stockholders, including as a result of any ongoing business relationships Leonardo S.p.A. may have with us; and
•the other factors described in the “Risk Factor” sections in our Annual Report and our Quarterly Reports, which are incorporated herein and in the accompanying prospectus by reference.
In addition, extreme price and volume fluctuations in the stock markets have affected and continue to affect the stock prices of many companies. Often, their stock prices have fluctuated in ways unrelated or disproportionate to their operating performance. In the past, stockholders have filed securities class action litigation against companies following periods of market volatility. Such securities litigation, if instituted against us, could subject us to substantial costs, divert resources and the attention of management from our business and seriously harm our business.
Future sales of our common stock and other actions by our existing stockholders could cause our stock price to decline.
As of November 1, 2023, there were 262,370,008 shares of common stock outstanding. All of our issued and outstanding common stock is freely transferable, except for any shares held by persons who are our “affiliates” as defined in Rule 144 under the Securities Act of 1933, as amended, or the Securities Act. Upon the completion of this offering, we will have outstanding a total of 262,370,008 shares of common stock, of which 193,945,073 shares of common stock will be beneficially owned by US Holding (191,470,073 shares assuming the underwriters exercise their over-allotment option in full). If our existing majority stockholder sells, or indicates an intention to sell, substantial amounts of our common stock in the public market following this offering, the trading price of our common stock could decline. All shares outstanding after the completion of this offering will be freely tradable without restrictions or further registration under the Securities Act, except for any shares held by persons who are our “affiliates” as defined in Rule 144 under the Securities Act, including US Holding, and who have not complied with the requirements of Rule 144 under the Securities Act.
Additionally, on November 28, 2022, we entered into a registration rights agreement with Leonardo S.p.A. and US Holding (the “Registration Rights Agreement”), and the offering of our shares of common stock by the selling stockholder pursuant to this prospectus supplement and the accompanying prospectus is being made pursuant to the Registration Rights Agreement. The selling stockholder may again in the future sell shares of our common stock pursuant to the Registration Rights Agreement.
In connection with this offering, we, the selling stockholder and all of our directors and executive officers have entered into lock-up agreements with the underwriters, which restricts their sales of our common stock for a period of 90 days after the date of this prospectus supplement, subject to certain exceptions.

USE OF PROCEEDS
The selling stockholder is selling all of the shares of common stock in this offering, and we will not receive any proceeds from the sale of the common stock in the offering.

SELLING STOCKHOLDER
The following table sets forth information as of November 1, 2023 with respect to the ownership of our common stock by US Holding, a subsidiary of Leonardo S.p.A, (1) immediately prior to this offering and (2) as adjusted to give effect to this offering. The amounts and percentages of shares beneficially owned are reported on the basis of regulations of the SEC governing the determination of beneficial ownership of securities. Under SEC rules, a person is deemed to be a “beneficial owner” of a security if that person has or shares voting power or investment power, which includes the power to dispose of or to direct the disposition of such security. A person is also deemed to be a beneficial owner of any securities of which that person has a right to acquire beneficial ownership within 60 days. Securities that can be so acquired are deemed to be outstanding for purposes of computing such person’s ownership percentage, but not for purposes of computing any other person’s percentage. Under these rules, more than one person may be deemed to be a beneficial owner of the same securities, and a person may be deemed to be a beneficial owner of securities as to which such person has no economic interest.
Percentage computations are based on 262,370,008 shares of our common stock outstanding as of November 1, 2023 (assuming no exercise of the underwriters’ option to purchase additional shares from the selling stockholder and assuming full exercise of such option).
Leonardo S.p.A. and US Holding, to our knowledge, share voting and investment power with respect to the indicated shares of common stock.

Name of Beneficial Owner	Ownership of Common Stock
	Prior to this Offering		Following this Offering
	Number of Shares Owned	Percent of Class (%)	If Underwriters’ Option is Not Exercised in Full		If Underwriters’ Option is Exercised in Full
			Number of Shares Owned	Percent of Class (%)	Number of Shares Owned	Percent of Class (%)
Leonardo S.p.A.(1)	210,445,073	80.2%	193,945,073	73.9%	191,470,073	72.9%
________________
(1)Leonardo S.p.A., as the parent of US Holding, beneficially owns the majority of shares of our common stock owned of record by US Holding. Leonardo S.p.A. is a public company with shares listed on the Milan Stock Exchange. The address of Leonardo S.p.A. is Piazza Monte Grappa n. 4, 00195 Rome, Italy.
Upon the completion of this offering, Leonardo S.p.A. will continue to consolidate our financial results in its financial statements. The selling stockholder intends to use the net proceeds from this offering to increase Leonardo S.p.A.’s financial flexibility to finance future accretive investments and acquisitions.
For information regarding certain material relationships between the selling stockholder and us, see “Certain Relationships and Related Transactions, and Director Independence” in our Annual Report incorporated by reference into this prospectus supplement and the accompanying prospectus.

MATERIAL U.S. FEDERAL TAX CONSIDERATIONS FOR NON-U.S. HOLDERS
The following is a discussion of material U.S. federal income tax considerations relating to the purchase, ownership and disposition of our common stock by Non-U.S. Holders (as defined below) that purchase such common stock pursuant to this offering and hold such common stock as a capital asset. This discussion is based on the U.S. Internal Revenue Code of 1986, as amended (the “Code”), U.S. Treasury regulations promulgated or proposed thereunder, and administrative and judicial interpretations thereof, all as in effect on the date hereof and all of which are subject to change, possibly with retroactive effect, or to different interpretation. This discussion does not address all of the U.S. federal income tax considerations that may be relevant to specific Non-U.S. Holders in light of their particular circumstances or to Non-U.S. Holders subject to special treatment under U.S. federal income tax law (such as banks, insurance companies, dealers in securities or other Non-U.S. Holders that generally mark their securities to market for U.S. federal income tax purposes, Non-U.S. Holders that are “controlled foreign corporations” or “passive foreign investment companies” for U.S. federal income tax purposes, foreign governments, international organizations, tax-exempt entities, certain former citizens or residents of the United States, Non-U.S. Holders that hold our common stock as part of a straddle, hedge, conversion or other integrated transaction, or Non-U.S. Holders that purchase or sell our common stock as part of a wash sale for tax purposes). This discussion does not address any U.S. state or local or non-U.S. tax considerations or any U.S. federal estate and gift, Medicare contribution or alternative minimum tax considerations.
As used in this discussion, the term “Non-U.S. Holder” means a beneficial owner of our common stock that, for U.S. federal income tax purposes, is:
•an individual who is neither a citizen nor a resident of the United States;
•a corporation that is not created or organized in or under the laws of the United States, any state thereof, or the District of Columbia or otherwise treated as a domestic corporation;
•an estate that is not subject to U.S. federal income tax on income from non-U.S. sources which is not effectively connected with the conduct of a trade or business in the United States; or
•a trust unless (i) a court within the United States is able to exercise primary supervision over its administration and one or more U.S. persons have the authority to control all of its substantial decisions or (ii) it has in effect a valid election under applicable U.S. Treasury regulations to be treated as a U.S. person.
If an entity or arrangement that is treated as a partnership for U.S. federal income tax purposes invests in our common stock, the U.S. federal income tax considerations relating to such investment will depend in part upon the status and activities of such entity and the particular partner. Any such entity should consult its own tax advisor regarding the U.S. federal income tax considerations applicable to it and its partners relating to the purchase, ownership and disposition of our common stock.
PERSONS CONSIDERING AN INVESTMENT IN OUR COMMON STOCK SHOULD CONSULT THEIR OWN TAX ADVISORS REGARDING THE U.S. FEDERAL, STATE AND LOCAL AND NON-U.S. INCOME, ESTATE AND OTHER TAX CONSIDERATIONS RELATING TO THE PURCHASE, OWNERSHIP AND DISPOSITION OF OUR COMMON STOCK IN LIGHT OF THEIR PARTICULAR CIRCUMSTANCES.
Distributions on Common Stock
If we make a distribution of cash or other property (other than certain pro rata distributions of our common stock or rights to acquire our common stock) with respect to a share of our common stock, the distribution generally will be treated as a dividend to the extent it is paid from our current or accumulated earnings and profits (as determined under U.S. federal income tax principles). If the amount of such distribution exceeds our current and accumulated earnings and profits, such excess generally will be treated first as a tax-free return of capital to the extent of the Non-U.S. Holder’s adjusted tax basis in such share of our common stock, and then as capital gain (which will be treated in the manner described below under “—Sale, Exchange or Other Disposition of Common Stock”). Subject to the following paragraph, distributions treated as dividends on our common stock that are paid to or for the account of a Non-U.S. Holder generally will be subject to U.S. federal withholding tax at a rate of 30%, or at a lower rate if provided by an applicable tax treaty and the Non-U.S. Holder provides the documentation (generally, Internal Revenue Service (“IRS”) Form W-8BEN or W-8BEN-E) required to claim benefits under such tax treaty to the applicable withholding agent. Even if our current or accumulated earnings and profits are less than the amount of the distribution, the applicable withholding agent may elect to treat the entire distribution as a dividend for U.S. federal withholding tax purposes. Each Non-U.S. Holder should consult its own tax advisor regarding U.S. federal withholding tax on distributions, including such Non-U.S. Holder’s eligibility for a lower rate and the availability of a refund of any excess U.S. federal tax withheld.
If, however, a dividend is effectively connected with the conduct of a trade or business in the United States by a Non-U.S. Holder, such dividend generally will not be subject to the 30% U.S. federal withholding tax if such Non-U.S. Holder provides the appropriate documentation (generally, IRS Form W-8ECI) to the applicable withholding agent. Instead, such Non-U.S. Holder generally will be subject to U.S. federal income tax on such dividend in substantially the same manner as a U.S. person (except as provided by an applicable tax treaty). In addition, a Non-U.S. Holder that is treated as a corporation for U.S. federal income tax purposes may be subject to a branch profits tax at a rate of 30% (or a lower rate if provided by an applicable tax treaty) on its effectively connected income for the taxable year, subject to certain adjustments.
The foregoing discussion is subject to the discussion below under “—FATCA Withholding” and “—Information Reporting and Backup Withholding.”
Sale, Exchange or Other Disposition of Common Stock
A Non-U.S. Holder generally will not be subject to U.S. federal income tax on any gain recognized on the sale, exchange or other disposition of our common stock unless:
(i)such gain is effectively connected with the conduct of a trade or business in the United States by such Non-U.S. Holder, in which event such Non-U.S. Holder generally will be subject to U.S. federal income tax on such gain in substantially the same manner as a U.S. person (except as provided by an applicable tax treaty) and, if it is treated as a corporation for U.S. federal income tax purposes, may also be subject to a branch profits tax at a rate of 30% (or a lower rate if provided by an applicable tax treaty);
(ii)such Non-U.S. Holder is an individual who is present in the United States for 183 days or more during the taxable year of such sale, exchange or other disposition and certain other conditions are met, in which event such gain (net of certain U.S. source losses) generally will be subject to U.S. federal income tax at a rate of 30% (except as provided by an applicable tax treaty); or
(iii)we are or have been a “United States real property holding corporation” for U.S. federal income tax purposes at any time during the shorter of (x) the five-year period ending on the date of such sale, exchange or other disposition and (y) such Non-U.S. Holder’s holding period with respect to such common stock, and certain other conditions are met.
Generally, a corporation is a “United States real property holding corporation” if the fair market value of its United States real property interests equals or exceeds 50% of the sum of the fair market value of its worldwide real property interests and its other assets used or held for use in a trade or business (all as determined for U.S. federal income tax purposes). We believe that we presently are not, and we do not presently anticipate that we will become, a United States real property holding corporation.
The foregoing discussion is subject to the discussion below under “—Information Reporting and Backup Withholding.”
FATCA Withholding
Pursuant to sections 1471 through 1474 of the Code, commonly known as the Foreign Account Tax Compliance Act (“FATCA”), a 30% withholding tax (“FATCA withholding”) will generally be imposed on certain payments to you or to certain foreign financial institutions, investment funds and other non-U.S. persons receiving payments on your behalf if you or such persons fail to comply with certain information reporting requirements. Payments of dividends that you receive in respect of common stock could be affected by this withholding if you are subject to the FATCA information reporting requirements and fail to comply with them or if you hold common stock through a non-U.S. person (e.g., a foreign bank or broker) that fails to comply with these requirements (even if payments to you would not otherwise have been subject to FATCA withholding). In order to be treated as FATCA compliant, a Non-U.S. Holder must provide certain documentation (usually an IRS Form W-8BEN or W-8BEN-E) containing information about its identity, its FATCA status and, if required, its direct and indirect U.S. owners. These requirements may be modified by the adoption or implementation of a particular intergovernmental agreement between the United States and another country or by future U.S. Treasury Regulations. Documentation that Non-U.S. Holders provide in order to be treated as FATCA compliant may be reported to the IRS and other tax authorities, including information about a Non-U.S. Holder’s identity, its FATCA status, and if applicable, its direct and indirect U.S. owners. You should consult your own tax advisors regarding the relevant U.S. law and other official guidance on FATCA withholding.
Information Reporting and Backup Withholding
Amounts treated as payments of dividends on our common stock paid to a Non-U.S. Holder and the amount of any U.S. federal tax withheld from such payments generally will be reported annually to the IRS and to such Non-U.S. Holder by the applicable withholding agent.
The information reporting and backup withholding rules that apply to payments of dividends to certain U.S. persons generally will not apply to payments of dividends on our common stock to a Non-U.S. Holder if such Non-U.S. Holder certifies under penalties of perjury that it is not a U.S. person (generally by providing an IRS Form W-8BEN or W-8BEN-E to the applicable withholding agent) or otherwise establishes an exemption.
Proceeds from the sale, exchange or other disposition of our common stock by a Non-U.S. Holder effected outside the United States through a non-U.S. office of a non-U.S. broker generally will not be subject to the information reporting and backup withholding rules that apply to payments to certain U.S. persons, provided that the proceeds are paid to the Non-U.S. Holder outside the United States. However, proceeds from the sale, exchange or other disposition of our common stock by a Non-U.S. Holder effected through a non-U.S. office of a non-U.S. broker with certain specified U.S. connections or of a U.S. broker generally will be subject to these information reporting rules (but generally not to these backup withholding rules), even if the proceeds are paid to such Non-U.S. Holder outside the United States, unless such Non-U.S. Holder certifies under penalties of perjury that it is not a U.S. person (generally by providing an IRS Form W-8BEN or W-8BEN-E to the applicable withholding agent) or otherwise establishes an exemption. Proceeds from the sale, exchange or other disposition of our common stock by a Non-U.S. Holder effected through a U.S. office of a broker generally will be subject to these information reporting and backup withholding rules unless such Non-U.S. Holder certifies under penalties of perjury that it is not a U.S. person (generally by providing an IRS Form W-8BEN or W-8BEN-E to the applicable withholding agent) or otherwise establishes an exemption.
Backup withholding is not an additional tax. Any amounts withheld under the backup withholding rules generally will be allowed as a refund or a credit against a Non-U.S. Holder’s U.S. federal income tax liability if the required information is furnished by such Non-U.S. Holder on a timely basis to the IRS.

UNDERWRITING
The Company, US Holding (the selling stockholder) and the underwriters named below have entered into an underwriting agreement dated the date of this prospectus supplement with respect to the shares of common stock being offered. Under the terms and subject to the conditions in such underwriting agreement, each underwriter has severally agreed to purchase the number of shares indicated in the following table. Morgan Stanley & Co. LLC, BofA Securities, Inc. and J.P. Morgan Securities LLC are the representatives of the underwriters.

Underwriters	Number of Shares
Morgan Stanley & Co. LLC
BofA Securities, Inc.
J.P. Morgan Securities LLC
Total	16,500,000
The underwriters are offering the shares of common stock subject to their acceptance of the shares from us and subject to prior sale. The underwriting agreement provides that the obligations of the several underwriters to pay for and accept delivery of the shares of common stock offered by this prospectus supplement are subject to the approval of certain legal matters by their counsel and to certain other conditions. The underwriters are committed to take and pay for all of the shares of common stock being offered, if any are taken, other than the shares of common stock covered by the option described below unless and until this option is exercised.
The underwriters will have an option to buy up to 2,475,000 additional shares of common stock from US Holding at the public offering price listed on the cover page of this prospectus supplement, less underwriting discounts and commissions. They may exercise that option for 30 days from the date of this prospectus supplement. If any shares of common stock are purchased pursuant to this option, the underwriters will severally purchase shares of common stock in approximately the same proportion as set forth in the table above.
The Company will not receive any proceeds from this offering.
The following table shows the per share and total underwriting discounts and commissions to be paid to the underwriters by US Holding. Such amounts are shown assuming both no exercise and full exercise of the underwriters’ option to purchase additional shares from the selling stockholder.

Paid by US Holding	If Underwriters’ Option is Not Exercised in Full	If Underwriters’ Option is Exercised in Full
Per Share	$	$
Total	$	$
Shares of common stock sold by the underwriters to the public will initially be offered at the initial public offering price set forth on the cover page of this prospectus supplement. Any shares of common stock sold by the underwriters to securities dealers may be sold at a discount of up to $               per share from the initial public offering price. After the initial offering of the shares, the representatives may change the offering price and the other selling terms. The offering of the shares of common stock by the underwriters is subject to receipt and acceptance and subject to the underwriters’ right to reject any order in whole or in part.
In connection with this offering, the selling stockholder and our directors and executive officers will enter into lock-up agreements, under which they will agree not to dispose of or hedge any of our common stock or securities convertible into or exchangeable for shares of our common stock without the prior written consent of each of the three representatives for a period of 90 days after the date of this prospectus supplement. The representatives may, in their sole discretion and at any time, release all or any portion of the securities subject to lock-up agreements entered into in connection with this offering.

In connection with the offering, the underwriters may purchase and sell shares of common stock in the open market. These transactions may include short sales, stabilizing transactions and purchases to cover positions created by short sales. Short sales involve the sale by the underwriters of a greater number of shares than they are required to purchase in the offering, and a short position represents the amount of such sales that have not been covered by subsequent purchases. A “covered short position” is a short position that is not greater than the amount of additional shares for which the underwriters’ option described above may be exercised. The underwriters may cover any covered short position by either exercising their option to purchase additional shares or purchasing shares in the open market. In determining the source of shares to cover the covered short position, the underwriters will consider, among other things, the price of shares available for purchase in the open market as compared to the price at which they may purchase additional shares pursuant to the option described above. “Naked” short sales are any short sales that create a short position greater than the amount of additional shares for which the option described above may be exercised. The underwriters must cover any such naked short position by purchasing shares in the open market. A naked short position is more likely to be created if the underwriters are concerned that there may be downward pressure on the price of the common stock in the open market after pricing that could adversely affect investors who purchase in the offering. Stabilizing transactions consist of various bids for or purchases of common stock made by the underwriters in the open market prior to the completion of the offering.
The underwriters may also impose a penalty bid. This occurs when a particular underwriter repays to the underwriters a portion of the underwriting discount received by it because the representatives have repurchased shares sold by or for the account of such underwriter in stabilizing or short covering transactions.
Purchases to cover a short position and stabilizing transactions, as well as other purchases by the underwriters for their own accounts, may have the effect of preventing or retarding a decline in the market price of our common stock, and together with the imposition of the penalty bid, may stabilize, maintain or otherwise affect the market price of the common stock. As a result, the price of the common stock may be higher than the price that otherwise might exist in the open market. The underwriters are not required to engage in these activities and may end any of these activities at any time. These transactions may be effected on Nasdaq, in the over‑the‑counter market or otherwise.
We estimate that the total expenses of the offering, excluding underwriting discounts and commissions, will be approximately $     million and will be paid by us and the selling stockholder. We have also agreed to reimburse the underwriters for certain expenses.
We and US Holding and the underwriters have agreed to indemnify each other against certain liabilities, including liabilities under the Securities Act, or to contribute to payments that each party may be required to make in respect of those liabilities.
A prospectus supplement in electronic format may be made available on websites maintained by one or more underwriters, or selling group members, if any, participating in this offering. The representatives may agree to allocate a number of shares of common stock to underwriters for sale to their online brokerage account holders. Internet distributions will be allocated by the representatives to underwriters that may make Internet distributions on the same basis as other allocations.
The underwriters and their respective affiliates are full service financial institutions engaged in various activities, which may include sales and trading, commercial and investment banking, advisory, investment management, investment research, principal investment, hedging, market making, brokerage and other financial and non‑financial activities and services. Certain of the underwriters and their respective affiliates have provided, and may in the future provide, a variety of these services to the Company, US Holding and Leonardo S.p.A. and to persons and entities with relationships with the Company, US Holding and Leonardo S.p.A., for which they received or will receive customary fees and expenses.
J.P. Morgan Securities LLC acted as financial advisor to the Company in its merger with RADA.
In the ordinary course of their various business activities, the underwriters and their respective affiliates, officers, directors and employees may purchase, sell or hold a broad array of investments and actively trade securities, derivatives, loans, commodities, currencies, credit default swaps and other financial instruments for their own account and for the accounts of their customers, and such investment and trading activities may involve or relate to assets, securities and/or instruments of the Company (directly, as collateral securing other obligations or otherwise) and/or persons and entities with relationships with the Company. The underwriters and their respective affiliates may also communicate independent investment recommendations, market color or trading ideas and/or publish or express independent research views in respect of such assets, securities or instruments and may at any time hold, or recommend to clients that they should acquire, long and/or short positions in such assets, securities and instruments.
Our common stock is listed on the Nasdaq under the symbol “DRS”.
Registration Rights Agreement
On November 28, 2022, we entered into the Registration Rights Agreement, and the offering of our shares of common stock by the selling stockholder pursuant to this prospectus supplement and the accompanying prospectus is being made pursuant to the Registration Rights Agreement.
Selling Restrictions
This prospectus supplement and the accompanying prospectus do not constitute an offer to sell to, or a solicitation of an offer to buy from, anyone in any country or jurisdiction (i) in which such an offer or solicitation is not authorized, (ii) in which any person making such offer or solicitation is not qualified to do so or (iii) in which any such offer or solicitation would otherwise be unlawful. No action has been taken that would, or is intended to, permit a public offer of the shares of common stock or possession or distribution of this prospectus supplement and the accompanying prospectus or any other offering or publicity material relating to the shares of common stock in any country or jurisdiction (other than the United States) where any such action for that purpose is required. Accordingly, each underwriter has undertaken that it will not, directly or indirectly, offer or sell any shares of common stock or have in its possession, distribute or publish this prospectus supplement and the accompanying prospectus, form of application, advertisement or other document or information in any country or jurisdiction except under circumstances that will, to the best of its knowledge and belief, result in compliance with any applicable laws and regulations and all offers and sales of shares of common stock by it will be made on the same terms.
Canada
The shares of common stock may be sold only to purchasers purchasing, or deemed to be purchasing, as principal that are accredited investors, as defined in National Instrument 45-106 Prospectus Exemptions or subsection 73.3(1) of the Securities Act (Ontario), and are permitted clients, as defined in National Instrument 31-103 Registration Requirements, Exemptions and Ongoing Registrant Obligations. Any resale of the shares of common stock must be made in accordance with an exemption from, or in a transaction not subject to, the prospectus requirements of applicable securities laws.
Securities legislation in certain provinces or territories of Canada may provide a purchaser with remedies for rescission or damages if this prospectus supplement (including any amendment thereto) and the accompanying prospectus contain a misrepresentation, provided that the remedies for rescission or damages are exercised by the purchaser within the time limit prescribed by the securities legislation of the purchaser’s province or territory. The purchaser should refer to any applicable provisions of the securities legislation of the purchaser’s province or territory for particulars of these rights or consult with a legal advisor.
Pursuant to section 3A.3 of National Instrument 33-105 Underwriting Conflicts (NI 33-105), the underwriters are not required to comply with the disclosure requirements of NI 33-105 regarding underwriter conflicts of interest in connection with this offering.
European Economic Area
In relation to each Member State of the European Economic Area (each, a “Member State”), no shares of common stock have been offered or will be offered pursuant to the offering to the public in that Member State prior to the publication of a prospectus in relation to the shares of common stock which has been approved by the competent authority in that Member State or, where appropriate, approved in another Member State and notified to the competent authority in that Member State, all in accordance with the Prospectus Regulation, except that the shares of common stock may be offered to the public in that Member State at any time:
(a)to any legal entity which is a qualified investor as defined under Article 2 of the Prospectus Regulation;
(b)to fewer than 150 natural or legal persons (other than qualified investors as defined under Article 2 of the Prospectus Regulation), subject to obtaining the prior consent of the underwriters for any such offer; or
(c)in any other circumstances falling within Article 1(4) of the Prospectus Regulation;
provided that no such offer of shares of common stock shall require the Company or any underwriter to publish a prospectus pursuant to Article 3 of the Prospectus Regulation or supplement a prospectus pursuant to Article 23 of the Prospectus Regulation.
Each person who initially acquires any shares of common stock or to whom any offer is made will be deemed to have represented, acknowledged and agreed to and with each of the underwriters, the Company and the selling stockholder that it is a “qualified investor” under Article 2 of the Prospectus Regulation.
In the case of any shares of common stock being offered to a financial intermediary as that term is used in the Prospectus Regulation, each such financial intermediary will be deemed to have represented, acknowledged and agreed that the shares of common stock acquired by it in the offer have not been acquired on a non-discretionary basis on behalf of, nor have they been acquired with a view to their offer or resale to, persons in circumstances which may give rise to an offer of any shares to the public other than their offer or resale in a Member State to qualified investors as so defined or in circumstances in which the prior consent of the underwriters has been obtained to each such proposed offer or resale.
For the purposes of this provision, the expression an “offer to the public” in relation to any shares of common stock in any Member State means the communication in any form and by any means of sufficient information on the terms of the offer and the shares of common stock to be offered so as to enable an investor to decide to purchase or subscribe for the shares of common stock and the expression “Prospectus Regulation” means Regulation (EU) 2017/1129.
Italy
The offering of the shares of common stock has not been registered with the Commissione Nazionale per le Società e la Borsa (“CONSOB”) pursuant to Italian securities legislation and, accordingly, no shares of common stock may be offered, sold or delivered, directly or indirectly, nor may copies of this prospectus supplement, the accompanying prospectus or of any other document or offering material relating to the shares of common stock be distributed in the Republic of Italy, except:
(i)to “qualified investors” (investitori qualificati) as defined in Article 2, letter (e), of Regulation (EU) 2017/1129 (the “Prospectus Regulation”), pursuant to Article 1, fourth paragraph, letter (a) of the Prospectus Regulation; or
(ii)in other circumstances which are exempted from the rules on public offerings pursuant to Article 1 of the Prospectus Regulation.
Any offer, sale or delivery of the shares of common stock or distribution of copies of this prospectus supplement, the accompanying prospectus or any other document relating to the shares of common stock in the Republic of Italy under paragraphs (i) or (ii) above must be effected in accordance with all Italian securities, tax and exchange control and other applicable laws and regulations and, in particular, must be carried out:
(a)by an investment firm, bank or financial intermediary permitted to conduct such activities in the Republic of Italy in accordance with Legislative Decree No. 58 of February 24, 1998, CONSOB Regulation No.

20307 of February 15, 2018 and Legislative Decree No. 385 of September 1, 1993 (in each case, as amended from time to time); and
(b)in compliance with any other applicable laws and regulations, including any limitation or requirement which may be imposed from time to time by CONSOB and/or the Bank of Italy and/or any other Italian competent authority.
Any investor purchasing the shares of common stock in this offering is solely responsible for ensuring that any offer or resale of the shares of common stock it purchased in this offering occurs in compliance with applicable laws and regulations. No person resident or located in Italy other than the original addressees of this document may rely on this document or its contents.
United Kingdom
No shares of common stock have been offered or will be offered pursuant to the offering to the public in the United Kingdom (the “UK”) prior to the publication of a prospectus in relation to the shares of common stock which has been approved by the Financial Conduct Authority all in accordance with the UK Prospectus Regulation, except that the shares of common stock may be offered to the public in the UK at any time:
(i)to any legal entity which is a qualified investor as defined under Article 2 of the UK Prospectus Regulation;
(ii)to fewer than 150 natural or legal persons (other than qualified investors as defined under Article 2 of the UK Prospectus Regulation) subject to obtaining the prior consent of the underwriters for any such offer; or
(iii)in any other circumstances falling within section 86 of the Financial Services and Markets Act 2000, as amended (the “FSMA”);
provided that no such offer of shares of common stock shall require the Company or any underwriter to publish a prospectus pursuant to section 85 of the FSMA or supplement a prospectus pursuant to Article 23 of the UK Prospectus Regulation.
Each person who initially acquires any shares of common stock or to whom any offer is made will be deemed to have represented, acknowledged and agreed to and with each of the underwriters, the Company and the selling stockholder that it is a “qualified investor” under Article 2 of the UK Prospectus Regulation.
In the case of any shares of common stock being offered to a financial intermediary as that term is used in the UK Prospectus Regulation, each such financial intermediary will be deemed to have represented, acknowledged and agreed that the shares of common stock acquired by it in the offer have not been acquired on a non-discretionary basis on behalf of, nor have they been acquired with a view to their offer or resale to, persons in circumstances which may give rise to an offer of any shares of common stock to the public other than their offer or resale in the UK to qualified investors as so defined or in circumstances in which the prior consent of the underwriters has been obtained to each such proposed offer or resale.
For the purposes of this provision, the expression an “offer to the public” in relation to any shares of common stock in the UK means the communication in any form and by any means of sufficient information on the terms of the offer and the shares of common stock to be offered so as to enable an investor to decide to purchase or subscribe for the shares of common stock and the expression “UK Prospectus Regulation” means Regulation (EU) 2017/1129 as it forms part of domestic law by virtue of the European Union (Withdrawal) Act 2018.
In addition, in the UK, this prospectus supplement and the accompanying prospectus are being distributed only to, and are directed only at, and any offer subsequently made may only be directed at persons:
(i)who have professional experience in matters relating to investments falling within Article 19(5) of the Financial Services and Markets Act 2000 (Financial Promotion) Order 2005, as amended (the “Order”) and/or

(ii)who are high-net-worth entities, and other persons to whom it may otherwise be lawfully communicated falling within Article 49(2)(a) to (d) of the Order (all such persons together being referred to as “relevant persons”).
Any person in the UK that is not a relevant person should not act or rely on the information included in this prospectus supplement and the accompanying prospectus or use it as basis for taking any action. In the UK, any investment or investment activity that this prospectus supplement and the accompanying prospectus relates to may be made or taken exclusively by relevant persons.
Israel
The shares of common stock have not been, and will not be, offered to the public in Israel within the meaning of the Israeli Securities Law, 5728-1968 (the “Israeli Securities Law”). The shares of common stock may be offered in the State of Israel only to Qualified Israeli Investors in reliance on an exemption from the requirement to file a prospectus pursuant to Sections 15A(b)(1) and 15A(b)(2) of the Israeli Securities Law. Accordingly, no prospectus will be filed in the State of Israel in connection with this offering.
Australia
This prospectus supplement and the accompanying prospectus:
•do not constitute a product disclosure document or a prospectus under Chapter 6D.2 of the Corporations Act 2001 (Cth) (the “Corporations Act”);
•have not been, and will not be, lodged with the Australian Securities and Investments Commission (“ASIC”), as a disclosure document for the purposes of the Corporations Act and does not purport to include the information required of a disclosure document under Chapter 6D.2 of the Corporations Act;
•do not constitute or involve a recommendation to acquire, an offer or invitation for issue or sale, an offer or invitation to arrange the issue or sale, or an issue or sale, of interests to a “retail client” (as defined in section 761G of the Corporations Act and applicable regulations) in Australia; and
•may only be provided in Australia to select investors who are able to demonstrate that they fall within one or more of the categories of investors, or Exempt Investors, available under section 708 of the Corporations Act.
The shares of common stock may not be directly or indirectly offered for subscription or purchased or sold, and no invitations to subscribe for or buy the shares of common stock may be issued, and no draft or definitive offering memorandum, advertisement or other offering material relating to any shares of common stock may be distributed in Australia, except where disclosure to investors is not required under Chapter 6D of the Corporations Act or is otherwise in compliance with all applicable Australian laws and regulations. By submitting an application for the shares of common stock, you represent and warrant to us that you are an Exempt Investor.
As any offer of shares of common stock under the prospectus supplement and the accompanying prospectus will be made without disclosure in Australia under Chapter 6D.2 of the Corporations Act, the offer of those securities for resale in Australia within 12 months may, under section 707 of the Corporations Act, require disclosure to investors under Chapter 6D.2 if none of the exemptions in section 708 applies to that resale. By applying for the shares of common stock you undertake to us that you will not, for a period of 12 months from the date of issue of the shares of common stock, offer, transfer, assign or otherwise alienate those securities to investors in Australia except in circumstances where disclosure to investors is not required under Chapter 6D.2 of the Corporations Act or where a compliant disclosure document is prepared and lodged with ASIC.
Dubai International Financial Centre (“DIFC”)
This prospectus supplement and the accompanying prospectus relate to an Exempt Offer (as such term is used in the Markets Rules 2012 of the Dubai Financial Services Authority (“DFSA”)). This prospectus supplement and the accompanying prospectus are intended for distribution only to persons of a type specified in the Markets Rules 2012 of the DFSA. It must not be delivered to, or relied on by, any other person. The DFSA has no responsibility for reviewing or verifying any documents in connection with Exempt Offers.
The DFSA has not approved this prospectus supplement or the accompanying prospectus nor taken steps to verify the information set forth herein or therein and has no responsibility for this prospectus supplement and the accompanying prospectus. The shares of common stock to which this prospectus supplement and the accompanying prospectus relate may be illiquid and/or subject to restrictions on their resale. Prospective purchasers of the shares of common stock offered should conduct their own due diligence on the shares of common stock. If you do not understand the contents of this prospectus supplement and the accompanying prospectus you should consult an authorized financial advisor.
In relation to its use in the DIFC, this prospectus supplement and the accompanying prospectus are strictly private and confidential and are being distributed to a limited number of investors and must not be provided to any person other than the original recipient, and may not be reproduced or used for any other purpose. The interests in the shares of common stock may not be offered or sold directly or indirectly to the public in the DIFC.
Hong Kong
The shares of common stock have not been offered or sold and will not be offered or sold in Hong Kong, by means of any document, other than (a) to “professional investors” as defined in the Securities and Futures Ordinance (Cap. 571) of Hong Kong and any rules made under that Ordinance; or (b) in other circumstances which do not result in the document being a “prospectus” as defined in the Companies (Winding Up and Miscellaneous Provisions) Ordinance (Cap. 32) of Hong Kong or which do not constitute an offer to the public within the meaning of that Ordinance. No advertisement, invitation or document relating to the shares of common stock has been or may be issued or has been or may be in the possession of any person for the purposes of issue, whether in Hong Kong or elsewhere, which is directed at, or the contents of which are likely to be accessed or read by, the public of Hong Kong (except if permitted to do so under the securities laws of Hong Kong) other than with respect to shares of common stock which are or are intended to be disposed of only to persons outside Hong Kong or only to “professional investors” as defined in the Securities and Futures Ordinance and any rules made under that Ordinance.
The contents of this prospectus supplement and the accompanying prospectus have not been reviewed by any regulatory authority in Hong Kong. You are advised to exercise caution in relation to the offer. If you are in any doubt about any of the contents of this prospectus supplement and the accompanying prospectus, you should obtain independent professional advice.
Japan
The shares of common stock have not been and will not be registered pursuant to Article 4, Paragraph 1 of the Financial Instruments and Exchange Act. Accordingly, none of the shares of common stock nor any interest therein may be offered or sold, directly or indirectly, in Japan or to, or for the benefit of, any “resident” of Japan (which term as used herein means any person resident in Japan, including any corporation or other entity organized under the laws of Japan), or to others for re-offering or resale, directly or indirectly, in Japan or to or for the benefit of a resident of Japan, except pursuant to an exemption from the registration requirements of, and otherwise in compliance with, the Financial Instruments and Exchange Act and any other applicable laws, regulations and ministerial guidelines of Japan in effect at the relevant time.
Singapore
This prospectus supplement and the accompanying prospectus have not been registered as a prospectus with the Monetary Authority of Singapore. Accordingly, this prospectus supplement and the accompanying prospectus and any other document or material in connection with the offer or sale, or invitation for subscription or purchase, of shares of common stock may not be circulated or distributed, nor may the shares of common stock be offered or sold, or be made the subject of an invitation for subscription or purchase, whether directly or indirectly, to persons in Singapore other than (i) to an institutional investor under Section 274 of the Securities and Futures Act, Chapter 289 of Singapore (the “SFA”), (ii) to a relevant person pursuant to Section 275(1), or any person pursuant to Section

275(1A), and in accordance with the conditions specified in Section 275 of the SFA, or (iii) otherwise pursuant to, and in accordance with the conditions of, any other applicable provision of the SFA.
Where the shares of common stock are subscribed or purchased under Section 275 of the SFA by a relevant person which is:
(a)a corporation (which is not an accredited investor (as defined in Section 4A of the SFA)) the sole business of which is to hold investments and the entire share capital of which is owned by one or more individuals, each of whom is an accredited investor; or
(b)a trust (where the trustee is not an accredited investor) whose sole purpose is to hold investments and each beneficiary of the trust is an individual who is an accredited investor, securities (as defined in Section 239(1) of the SFA) of that corporation or the beneficiaries’ rights and interest (howsoever described) in that trust shall not be transferred within six months after that corporation or that trust has acquired the shares of common stock pursuant to an offer made under Section 275 of the SFA except:
(a)to an institutional investor or to a relevant person defined in Section 275(2) of the SFA, or to any person arising from an offer referred to in Section 275(1A) or Section 276(4)(i)(B) of the SFA;
(b)where no consideration is or will be given for the transfer;
(c)where the transfer is by operation of law;
(d)as specified in Section 276(7) of the SFA; or
(e)as specified in Regulation 32 of the Securities and Futures (Offers of Investments) (Shares and Debentures) Regulations 2005 of Singapore.
Solely for the purposes of its obligations pursuant to Section 309B of the SFA, we have determined, and hereby notify all relevant persons (as defined in the CMP Regulations 2018), that the shares of common stock are “prescribed capital markets products” (as defined in the CMP Regulations 2018) and Excluded Investment Products (as defined in MAS Notice SFA 04-N12: Notice on the Sale of Investment Products and MAS Notice FAA-N16: Notice on Recommendations on Investment Products).
Switzerland
The shares of common stock may not be publicly offered in Switzerland and will not be listed on the SIX Swiss Exchange (“SIX”) or on any other stock exchange or regulated trading facility in Switzerland. This prospectus supplement and the accompanying prospectus do not constitute a prospectus within the meaning of, and have been prepared without regard to the disclosure standards for issuance prospectuses under art. 652a or art. 1156 of the Swiss Code of Obligations or the disclosure standards for listing prospectuses under art. 27 ff. of the SIX Listing Rules or the listing rules of any other stock exchange or regulated trading facility in Switzerland. Neither this prospectus supplement and the accompanying prospectus nor any other offering or marketing material relating to the shares of common stock or the offering may be publicly distributed or otherwise made publicly available in Switzerland.
Neither this prospectus supplement and the accompanying prospectus nor any other offering or marketing material relating to the offering, the Company or the shares of common stock have been or will be filed with or approved by any Swiss regulatory authority. In particular, this prospectus supplement and the accompanying prospectus will not be filed with, and the offer of shares of common stock will not be supervised by, the Swiss Financial Market Supervisory Authority FINMA, and the offer of shares of common stock has not been and will not be authorized under the Swiss Federal Act on Collective Investment Schemes (“CISA”). The investor protection afforded to acquirers of interests in collective investment schemes under the CISA does not extend to acquirers of shares of common stock.

VALIDITY OF COMMON STOCK
The validity of the shares of our common stock offered hereby will be passed upon for us by Sullivan & Cromwell LLP, New York, New York.
Certain legal matters will be passed upon for the underwriters by Cleary Gottlieb Steen & Hamilton LLP, New York, New York. Cleary Gottlieb Steen & Hamilton LLP provides legal services from time to time to Leonardo S.p.A. and its affiliates.

EXPERTS
The consolidated financial statements of Leonardo DRS, Inc. appearing in Leonardo DRS, Inc.’s Annual Report (Form 10-K) for the year ended December 31, 2022 have been audited by Ernst & Young LLP, independent registered public accounting firm, as set forth in their report thereon included therein, and incorporated herein by reference. Such consolidated financial statements are incorporated herein by reference in reliance upon such report given on the authority of such firm as experts in accounting and auditing.
The consolidated financial statements of Leonardo DRS, Inc. as of December 31, 2021, and for each of the years in the two-year period ended December 31, 2021, have been incorporated by reference herein in reliance upon the report of KPMG LLP (“KPMG”), independent registered public accounting firm, incorporated by reference herein, and upon the authority of said firm as experts in accounting and auditing. Leonardo DRS, Inc. has agreed to indemnify and hold KPMG harmless against and from any and all legal costs and expenses incurred by KPMG in the successful defense of any legal action or proceeding that arises as a result of KPMG’s consent to the incorporation by reference of its audit report on the Company’s past financial statements incorporated by reference in this prospectus supplement and the accompanying prospectus.

WHERE YOU CAN FIND ADDITIONAL INFORMATION; INCORPORATION OF CERTAIN INFORMATION BY REFERENCE
We file annual, quarterly and current reports, proxy statements and other information with the SEC. The SEC maintains an internet website that contains our reports, proxy and other information regarding us at www.sec.gov. We also maintain a website at https://www.leonardodrs.com, at which you may access these materials free of charge as soon as reasonably practicable after they are electronically filed with or furnished to the SEC. Information contained on, or that can be accessed through, our or the SEC website is not incorporated by reference in this prospectus supplement and the accompanying prospectus (other than those filings with the SEC that we specifically incorporate by reference into this prospectus supplement and the accompanying prospectus), and you should not consider such information on our website to be part of this prospectus supplement and the accompanying prospectus.
The SEC allows “incorporation by reference” into this prospectus supplement and the accompanying prospectus of information that we file with the SEC. This permits us to disclose important information to you by referencing these filed documents. Any information referenced this way is considered to be a part of this prospectus supplement and any information filed by us with the SEC subsequent to the date of this prospectus supplement and the accompanying prospectus automatically will be deemed to update and supersede this information. We incorporate by reference the following documents which we have filed with the SEC (excluding any documents or portions of such documents that have been “furnished” but not “filed” for purposes of the Securities Exchange Act of 1934, as amended, or the Exchange Act):
•our Annual Report on Form 10-K for the year ended December 31, 2022, which we filed with the SEC on March 28, 2023;
•the information specifically incorporated by reference into our Annual Report on Form 10-K for the year ended December 31, 2022 from our Definitive Proxy Statement on Schedule 14A for our 2023 Annual Meeting of Stockholders, which we filed with the SEC on April 19, 2023;
•our Quarterly Report on Form 10-Q for the quarter ended March 31, 2023, which we filed with the SEC on May 4, 2023, our Quarterly Report on Form 10-Q for the quarter ended June 30, 2023, which we filed with the SEC on August 2, 2023, and our Quarterly Report on Form 10-Q for the quarter ended September 30, 2023, which we filed with the SEC on November 2, 2023;
•our Current Reports on Form 8-K, which we filed with the SEC on February 28, 2023, March 27, 2023, June 7, 2023 and on September 27, 2023; and
•the description of our common stock contained under the heading “Description of Capital Stock” in our registration statement on Form S-4, as amended, which we filed with the SEC on September 9, 2022.
We incorporate by reference any filings made with the SEC in accordance with Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act on or after the date of this prospectus supplement and the date all of the shares of common stock offered hereby are sold or the offering is otherwise terminated, with the exception of any information furnished under Item 2.02 and Item 7.01 (including any financial statements or exhibits relating thereto furnished pursuant to Item 9.01) of Form 8-K, which is not deemed filed and which is not incorporated by reference herein. Any such filings shall be deemed to be incorporated by reference and to be a part of this prospectus supplement from the respective dates of filing of those documents.
Any statement contained in a document incorporated or deemed to be incorporated by reference in this prospectus supplement will be deemed to be modified or superseded to the extent that a statement contained herein or in any other subsequently filed document, which also is or is deemed to be incorporated by reference in this prospectus supplement, modifies or supersedes that statement. Any statement so modified or superseded will not be deemed, except as so modified or superseded, to constitute a part of this prospectus supplement.
We will provide to each person, including any beneficial owner, to whom a prospectus supplement is delivered, without charge, upon written or oral request, a copy of any or all of the documents that are incorporated by reference into this prospectus supplement and the accompanying prospectus but not delivered with this prospectus supplement, excluding any exhibits to those documents unless the exhibit is specifically incorporated by reference as an exhibit in this prospectus supplement or the accompanying prospectus. You should direct requests for documents to:
Leonardo DRS, Inc.
2345 Crystal Drive
Suite 1000
Arlington, Virginia 22202
Attention: Investor Relations
Telephone: (703) 416-8000

PROSPECTUS
Leonardo DRS, Inc.
Common Stock
This prospectus relates solely to sales, from time to time, of shares of common stock, par value $0.01 per share, of Leonardo DRS, Inc. The selling stockholder, Leonardo US Holding, LLC, a subsidiary of Leonardo - Società per azioni, may offer and sell shares of our common stock from time to time in amounts, at prices and on terms that will be determined at the time of any such offering. We will not receive any of the proceeds from the sale of the shares being sold by the selling stockholder pursuant to this prospectus.
This prospectus describes some of the general terms that may apply to our common stock. Each time any shares of common stock are offered pursuant to this prospectus, we will provide a prospectus supplement and attach it to this prospectus. The prospectus supplement will contain more specific information about the offering, including the number of shares of our common stock to be sold by the selling stockholder. The prospectus supplement may also add, update or change information contained in this prospectus. You should read this prospectus and the accompanying prospectus supplement, as well as the documents incorporated by reference herein or therein, carefully before you make your investment decision.
This prospectus may not be used to offer and sell shares of our common stock unless accompanied by a prospectus supplement or a free writing prospectus.
The shares of our common stock may be sold at fixed prices, prevailing market prices at the times of sale, prices related to the prevailing market prices, varying prices determined at the times of sale or negotiated prices. The shares of our common stock offered by this prospectus and the accompanying prospectus supplement may be offered by the selling stockholder directly to investors or to or through underwriters, dealers or other agents. The prospectus supplement for each offering will describe in detail the plan of distribution for that offering and will set forth the names of any underwriters, dealers or agents involved in the offering and any applicable fees, commissions or discount arrangements.
Our common stock is listed on the Nasdaq Stock Market LLC, or the Nasdaq, and the Tel Aviv Stock Exchange, or the TASE, under the symbol “DRS”. Pursuant to Israeli law, the last trading day on the TASE is expected to occur on or around December 27, 2023 and the delisting of our common stock from the TASE is expected to take effect on or around December 31, 2023.
Investing in our common stock involves a high degree of risk. See “Risk Factors” on page 9 of this prospectus and any similar section contained in the applicable prospectus supplement and in our filings with the U.S. Securities and Exchange Commission (“SEC”) that are incorporated by reference herein and therein to read about factors you should consider before buying shares of our common stock.
Neither the SEC nor any state securities commission or non-U.S. authority has approved or disapproved of these securities or determined if this prospectus or the accompanying prospectus supplement is truthful or complete. Any representation to the contrary is a criminal offense.
The date of this prospectus is November 15, 2023.

i

ABOUT THIS PROSPECTUS
Unless the context otherwise requires, all references in this prospectus to “Leonardo DRS,” “DRS,” the “company,” “we,” “us,” “our” or similar terms refer to Leonardo DRS, Inc. and its consolidated subsidiaries. “US Holding” means Leonardo US Holding, LLC, our majority stockholder and the selling stockholder, and “Leonardo S.p.A.” means Leonardo - Società per azioni, an Italian società per azioni listed on the Milan Stock Exchange and the ultimate majority stockholder of DRS and ultimate parent of US Holding.
This prospectus is part of an automatic shelf registration statement that we filed with the Securities and Exchange Commission, or SEC, as a “well-known seasoned issuer” as defined in Rule 405 under the Securities Act of 1933, as amended, which we refer to as the Securities Act. Under the automatic shelf registration process, the selling stockholder may, from time to time, offer and/or sell shares of our common stock in one or more offerings or resales. This prospectus provides you with a general description of the common stock that the selling stockholder may offer. Each time the selling stockholder sells shares of common stock using this prospectus, we will provide a prospectus supplement and attach it to this prospectus and may also provide you with a free writing prospectus.
The prospectus supplement and any free writing prospectus will contain more specific information about the offering. The prospectus supplement may also add, update, change or clarify information contained in or incorporated by reference into this prospectus. Any statement that we make in this prospectus will be modified or superseded by any inconsistent statement made by us in a prospectus supplement. If there is any inconsistency between the information in this prospectus and the information in the prospectus supplement, you should rely on the information in the prospectus supplement.
The rules of the SEC allow us to incorporate by reference information into this prospectus. This means that important information is contained in other documents that are considered to be a part of this prospectus. Additionally, information that we file later with the SEC will automatically update and supersede this information. You should carefully read this prospectus, the applicable prospectus supplement, together with the additional information that is incorporated or deemed incorporated by reference in this prospectus as described under the heading “Where You Can Find Additional Information; Incorporation of Certain Information by Reference” or in any applicable prospectus supplement and any applicable free writing prospectus before making an investment in our common stock. This prospectus contains summaries of certain provisions contained in some of the documents described herein, but reference is made to the actual documents for complete information. All of the summaries are qualified in their entirety by the actual documents. Copies of the documents referred to herein have been filed, or will be filed or incorporated by reference, as exhibits to the registration statement of which this prospectus is a part. The registration statement of which this prospectus is a part, including the exhibits and documents incorporated or deemed incorporated by reference in this prospectus, can be read on the SEC website. Information contained on, or that can be accessed through, the SEC website is not incorporated by reference in this prospectus (other than those filings with the SEC that we specifically incorporate by reference into this prospectus), and you should not consider such information on the SEC website to be part of this prospectus.
THIS PROSPECTUS MAY NOT BE USED TO SELL ANY SECURITIES UNLESS ACCOMPANIED BY A PROSPECTUS SUPPLEMENT OR A FREE WRITING PROSPECTUS.
Neither the delivery of this prospectus, any applicable prospectus supplement or any free writing prospectus, nor any sale made using this prospectus, any applicable prospectus supplement or any free writing prospectus, implies that there has been no change in our affairs or that the information contained in, or incorporated by reference in, this prospectus, any applicable prospectus supplement or any free writing prospectus is correct as of any date after their respective dates. You should not assume that the information contained in, or incorporated by reference in, this prospectus, any applicable prospectus supplement or any free writing prospectus prepared by us is accurate as of any date other than the respective dates thereof. Our business, financial condition, results of operations and prospects may have changed since those dates.
Neither we nor the selling stockholder or any of our or its respective affiliates have authorized anyone to provide you with different information and we and the selling stockholder take no responsibility for, and can provide no assurance as to the reliability of, any other information that others may give you. You should not assume that the information contained or incorporated by reference in this prospectus and any accompanying prospectus supplement or any free writing prospectus is accurate as of any date other than the respective dates thereof. This prospectus and any accompanying prospectus supplement or any free writing prospectus do not constitute an offer to sell or the solicitation of an offer to buy any securities other than the registered securities to which they relate, nor do this prospectus and any accompanying prospectus supplement or any free writing prospectus constitute an offer to sell or the solicitation of an offer to buy securities in any jurisdiction to any person to whom it is unlawful to make such offer or solicitation in such jurisdiction.
For investors outside the United States: neither we nor the selling stockholder nor any of our or its respective affiliates have done anything that would permit this offering or the possession or distribution of this prospectus in any jurisdiction where action for those purposes is required, other than in the United States. Persons outside the United States who come into possession of this prospectus must inform themselves about, and observe any restrictions relating to, this offering of common stock and the distribution of this prospectus outside the United States.

WHERE YOU CAN FIND ADDITIONAL INFORMATION; INCORPORATION OF CERTAIN INFORMATION BY REFERENCE
We file annual, quarterly and current reports, proxy statements and other information with the SEC. The SEC maintains an internet website that contains our reports, proxy and other information regarding us at www.sec.gov. We also maintain a website at https://www.leonardodrs.com, at which you may access these materials free of charge as soon as reasonably practicable after they are electronically filed with or furnished to the SEC. Information contained on, or that can be accessed through, our website is not incorporated by reference in this prospectus (other than those filings with the SEC that we specifically incorporate by reference into this prospectus), and you should not consider such information on our website to be part of this prospectus.
The SEC allows “incorporation by reference” into this prospectus of information that we file with the SEC. This permits us to disclose important information to you by referencing these filed documents. Any information referenced this way is considered to be a part of this prospectus and any information filed by us with the SEC subsequent to the date of this prospectus automatically will be deemed to update and supersede this information. We incorporate by reference the following documents which we have filed with the SEC (excluding any documents or portions of such documents that have been “furnished” but not “filed” for purposes of the Securities Exchange Act of 1934, as amended, or the Exchange Act):
•our Annual Report on Form 10-K for the year ended December 31, 2022, which we filed with the SEC on March 28, 2023 (the “Annual Report”);
•the information specifically incorporated by reference into our Annual Report on Form 10-K for the year ended December 31, 2022 from our Definitive Proxy Statement on Schedule 14A for our 2023 Annual Meeting of Stockholders, which we filed with the SEC on April 19, 2023;
•our Quarterly Report on Form 10-Q for the quarter ended March 31, 2023, which we filed with the SEC on May 4, 2023, our Quarterly Report on Form 10-Q for the quarter ended June 30, 2023, which we filed with the SEC on August 2, 2023, and our Quarterly Report on Form 10-Q for the quarter ended September 30, 2023, which we filed with the SEC on November 2, 2023 (collectively, the “Quarterly Reports”);
•our Current Reports on Form 8-K, which we filed with the SEC on February 28, 2023, March 27, 2023, June 7, 2023 and on September 27, 2023; and
•the description of our common stock contained under the heading “Description of Capital Stock” in our registration statement on Form S-4, as amended, which we filed with the SEC on September 9, 2022.
We incorporate by reference any filings made with the SEC in accordance with Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act on or after the date of this prospectus until the date all of the securities offered hereby are sold or the offering is otherwise terminated, with the exception of any information furnished under Item 2.02 and Item 7.01 (including any financial statements or exhibits relating thereto furnished pursuant to Item 9.01) of Form 8-K and not specifically incorporated by reference, which is not deemed filed and which is not incorporated by reference herein. Any such filings shall be deemed to be incorporated by reference and to be a part of this prospectus from the respective dates of filing of those documents.
Any statement contained in a document incorporated or deemed to be incorporated by reference in this prospectus will be deemed to be modified or superseded to the extent that a statement contained herein or in any other subsequently filed document, which also is or is deemed to be incorporated by reference in this prospectus, modifies or supersedes that statement. Any statement so modified or superseded will not be deemed, except as so modified or superseded, to constitute a part of this prospectus.
We will provide to each person, including any beneficial owner, to whom a prospectus is delivered, without charge, upon written or oral request, a copy of any or all of the documents that are incorporated by reference into this prospectus but not delivered with this prospectus, excluding any exhibits to those documents unless the exhibit is specifically incorporated by reference as an exhibit in this prospectus. You should direct requests for documents to:
Leonardo DRS, Inc.
2345 Crystal Drive
Suite 1000
Arlington, Virginia 22202
Attention: Investor Relations
Telephone: (703) 416-8000

SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS
This prospectus, including the documents that we incorporate by reference into this prospectus, contains forward-looking statements within the meaning of the United States Private Securities Litigation Reform Act of 1995. Some of the forward-looking statements can be identified by the use of forward-looking terms such as “believes,” “expects,” “may,” “will,” “shall,” “should,” “would,” “could,” “seeks,” “aims,” “strives,” “targets,” “projects,” “intends,” “plans,” “estimates,” “anticipates” or other comparable terms. Forward-looking statements include, without limitation, all statements other than statements of historical facts contained in or incorporated by reference into this prospectus. They appear in a number of places throughout this prospectus and include, without limitation, statements regarding our intentions, beliefs, assumptions or current expectations concerning, among other things, financial goals, financial position, results of operations, cash flows, prospects, strategies or expectations, and the impact of prevailing economic conditions.
Forward-looking statements are subject to known and unknown risks and uncertainties, many of which may be beyond our control. We caution you that forward-looking statements are not guarantees of future performance or outcomes and that actual performance and outcomes may differ materially from those made in or suggested by the forward-looking statements contained in this prospectus. In addition, even if future performance and outcomes are consistent with the forward-looking statements contained in this prospectus, those results or developments may not be indicative of results or developments in subsequent periods. New factors emerge from time to time that may cause our business not to develop as we expect, and it is not possible for us to predict all of them. Factors that could cause actual results and outcomes to differ from those reflected in forward-looking statements include, without limitation:
•Disruptions or deteriorations in our relationship with the relevant agencies of the U.S. government, as well as any failure to pass routine audits or otherwise comply with governmental requirements including those related to security clearance or procurement rules, including the False Claims Act;
•Significant delays or reductions in appropriations for our programs and changes in U.S. government priorities and spending levels more broadly;
•Any failure to comply with the proxy agreement with the U.S. Department of Defense (the “DoD”);
•Our relationships with other industry participants, including any contractual disputes or the inability of our key suppliers to timely deliver our components, parts or services;
•Failure to properly contain a global pandemic in a timely manner could materially affect how we and our business partners operate;
•The effect of inflation on our supply chain and/or our labor costs;
•Our mix of fixed-price, cost-plus and time-and-material type contracts and any resulting impact on our cash flows due to cost overruns;
•Failure to properly comply with various covenants of the agreements governing our debt could negatively impact our business;
•Our dependence on U.S. government contracts, which often are only partially funded and are subject to immediate termination, some of which are classified, and the concentration of our customer base in the U.S. defense industry;
•Our use of estimates in pricing and accounting for many of our programs that are inherently uncertain and which may not prove to be accurate;
•Our ability to realize the full value of our backlog;
•Our ability to predict future capital needs or to obtain additional financing if we need it;

•Our ability to respond to the rapid technological changes in the markets in which we compete;
•The effect of global and regional economic downturns and rising interest rates;
•Our ability to meet the requirements of being a public company;
•Our ability to maintain an effective system of internal control over financial reporting;
•Our inability to appropriately manage our inventory;
•Our inability to fully realize the value of our total estimated contract value or bookings;
•Our ability to compete efficiently, including due to U.S. government organizational conflict of interest rules which may limit new contract opportunities or require us to wind down existing contracts;
•Preferences for set-asides for minority-owned, small and small disadvantaged businesses could impact our ability to be a prime contractor;
•Any failure to meet our contractual obligations including due to potential impacts to our business from supply chain risks, such as longer lead times and shortages of electronics and other components;
•Any security breach, including any cyber-attack, cyber intrusion, insider threat, or other significant disruption of our IT networks and related systems, or those of our customers, suppliers, vendors, subcontractors, partners, or other third parties, as well as any act of terrorism or other threat to our physical security and personnel;
•Our ability to fully exploit or obtain patents or other intellectual property protections necessary to secure our proprietary technology, including our ability to avoid infringing upon the intellectual property of third parties or prevent third parties from infringing upon our own intellectual property;
•The conduct of our employees, agents, affiliates, subcontractors, suppliers, business partners or joint ventures in which we participate which may impact our reputation and ability to do business;
•Our compliance with environmental laws and regulations, and any environmental liabilities that may affect our reputation or financial position;
•The outcome of litigation, arbitration, investigations, claims, disputes, enforcement actions and other legal proceedings in which we are involved;
•Various geopolitical and economic factors, laws and regulations including the Foreign Corrupt Practices Act, the Export Control Act, the International Traffic in Arms Regulations, the Export Administration Regulations, and those that we are exposed to as a result of our international business, including their impact on our ability to access certain raw materials;
•Geopolitical conflicts, including the war in Israel, have the potential to evolve quickly, creating uncertainty in the world and broader Middle East region specifically, along with the potential for disruptions to our Israeli operations, including but not limited to workforce calls for duty, transportation and other logistical impacts and reduced customer confidence;
•Our ability to obtain export licenses necessary to conduct certain operations abroad, including any attempts by Congress to prevent proposed sales to certain foreign governments;
•Our ability to attract and retain technical and other key personnel;
•The occurrence of prolonged work stoppages;
•The unavailability or inadequacy of our insurance coverage, customer indemnifications or other liability protections to cover all of our significant risks or to pay for material losses we incur;

•Future changes in U.S. tax laws and regulations or interpretations thereof;
•Certain limitations on our ability to use our net operating losses to offset future taxable income;
•Termination of our leases or our inability to renew our leases on acceptable terms;
•Changes in estimates used in accounting for our pension plans, including in respect of the funding status thereof;
•Changes in future business or other market conditions that could cause business investments and/or recorded goodwill or other long-term assets to become impaired;
•Adverse consequences from any acquisitions such as operating difficulties, dilution and other harmful consequences or any modification, delay or prevention of any future acquisition or investment activity by the Committee on Foreign Investment in the United States;
•Natural disasters or other significant disruptions; or
•Any conflict of interest that may arise because US Holding, our majority stockholder, or Leonardo S.p.A., our ultimate majority stockholder, may have interests that are different from, or conflict with, those of our other stockholders, including as a result of any ongoing business relationships Leonardo S.p.A. may have with us, and their significant ownership in us may discourage change of control transactions (our amended and restated certificate of incorporation provides that we waive any interest or expectancy in corporate opportunities presented to Leonardo S.p.A.); or
•Our obligations to provide certain services to Leonardo S.p.A., which may divert human and financial resources from our business.
You should read this prospectus completely and with the understanding that actual future results may be materially different from expectations. All forward-looking statements made in this prospectus are qualified by these cautionary statements. These forward-looking statements are made only as of the date of this filing, and we do not undertake any obligation, other than as may be required by law, to update or revise any forward-looking or cautionary statements to reflect changes in assumptions, the occurrence of events, unanticipated or otherwise, and changes in future operating results over time or otherwise.
Other risks, uncertainties and factors, including those described in the section titled “Risk Factors” set forth in Part I, Item 1A of our Annual Report and in Part II, Item 1A of our Quarterly Reports and in our subsequent filings with the SEC, as incorporated by reference into this prospectus, could cause actual results to differ materially from those projected in any forward-looking statements made by DRS. Readers should read carefully the discussion of these factors to better understand the risks and uncertainties inherent in the business of DRS and underlying any forward-looking statements.

THE COMPANY
We provide advanced defense technology to U.S. national security customers and allies around the world. We specialize in the design, development and manufacture of advanced sensing, network computing, force protection and electric power and propulsion technologies and solutions. Our innovative spirit and agility, together with our established market position in these areas have created a foundational and diverse base of programs across the DoD. We believe DRS is well positioned to not only support our customers in today’s mission but to also provide more autonomous, dynamic, interconnected, and multi-domain capabilities to defend against and counter evolving and emerging threats. We view enhancement of capabilities in sensing, computing, self-protection and power as necessary to enable the strategic priorities of the DoD and our other customers.
We benefit from an over 50-year legacy in providing innovative and differentiated products and solutions for defense applications. From our earliest offerings to today’s best-in-class products offering including naval propulsion, electro-optical sensors, electronic warfare systems and other mission critical technologies, we have continually developed advanced technologies enabling solutions to address complex national security challenges. We continue to target our investments toward high growth areas of the U.S. defense budget. Our diverse technologies, systems and solutions are used across land, air, sea, space and cyber domains on a wide range of platforms for the DoD and the defense agencies of our international allies. Across the spectrum of multi-domain operations, we believe our core capabilities will help the U.S. and its allies maintain a strategic advantage over their adversaries.
As of the date of this prospectus, Leonardo S.p.A., an Italian company listed on the Milan Stock Exchange, directly and indirectly owns the entire share capital of US Holding which, in turn, owns approximately 80.2% of our outstanding common stock. As a U.S. defense contractor with high level personnel and facility security clearances, DRS, US Holding and Leonardo S.p.A. have entered into a proxy agreement and a commitment letter with the DoD to mitigate against the potential for undue foreign ownership control and influence on the performance of classified programs by implementing various limitations on US Holding’s and Leonardo S.p.A.’s rights as the direct foreign majority stockholders of DRS. Specifically, pursuant to the Amended and Restated Proxy Agreement by and among DRS, the individual proxy holders that are signatories thereto, US Holding, Leonardo S.p.A. and the DoD (the “Proxy Agreement”) and the Commitment Letter by and among DRS, US Holding, Leonardo S.p.A. and the Defense Counterintelligence and Security Agency (the “DCSA”) (the “Commitment Letter”), US Holding has authorized certain cleared U.S. persons to operate as its proxies and exercise the key prerogatives of stock ownership.
We are a Delaware corporation, headquartered in Arlington, Virginia. Our principal executive offices are located at 2345 Crystal Drive, Suite 1000, Arlington, Virginia 22202, and our telephone number at that location is +1-703-416-8000. We maintain a website at www.leonardodrs.com. Our website and the information contained on, or that can be accessed through, our website is not deemed to be incorporated by reference into, and is not considered part of, this prospectus. You should not rely on any such information in making your decision whether to purchase our common stock.

RISK FACTORS
Investing in our common stock involves risk. You should consider the specific risks described in in Part I, Item 1A of our Annual Report, the risk factors described in our Quarterly Reports, the risk factors described under the caption “Risk Factors” in any applicable prospectus supplement or any free writing prospectus that we provide you in connection with an offering of shares of our common stock pursuant to this prospectus and any risk factors set forth in our other filings with the SEC, pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act that are incorporated or deemed to be incorporated by reference in this prospectus and any applicable prospectus supplement, before making an investment decision. See “Where You Can Find Additional Information; Incorporation of Certain Information by Reference.” Each of the risks described in these documents could materially and adversely affect our business, financial condition, results of operations and prospects, and could result in a partial or complete loss of your investment. The risks and uncertainties are not limited to those set forth in the risk factors described in these documents. Additional risks and uncertainties not currently known to us or that we currently deem to be immaterial also may materially adversely affect our business, financial condition and/or operating results. In addition, past financial performance may not be a reliable indicator of future performance, and historical trends should not be used to anticipate results or trends in future periods. See “Special Note Regarding Forward-Looking Statements.”

USE OF PROCEEDS
All shares of our common stock offered by this prospectus will be sold by the selling stockholder. We will not receive any proceeds from the sale of shares by the selling stockholder.

DESCRIPTION OF CAPITAL STOCK
The following description of our capital stock is a summary of the material terms of our amended and restated certificate of incorporation, amended and restated bylaws, the Commitment Letter and the Proxy Agreement (as described below), in each case as further amended, restated, supplemented or modified from time to time. Reference is made to the more detailed provisions of, and the descriptions are qualified in their entirety by reference to, these documents, forms of which are filed with the SEC as exhibits to the registration statement of which this prospectus is a part or the documents incorporated by reference herein, and applicable law.
General
Our authorized capital stock consists of 350,000,000 shares of common stock, par value $0.01 per share, and 10,000,000 shares of undesignated preferred stock, par value $0.01 per share. As of November 1, 2023, there were 262,370,008 shares of our common stock issued and outstanding and no shares of preferred stock outstanding.
Common Stock
Holders of common stock are entitled:
•to cast one vote for each share held of record on all matters submitted to a vote of the stockholders;
•to receive, on a pro rata basis, dividends and distributions, if any, that our board may declare out of legally available funds, subject to preferences that may be applicable to preferred stock, if any, then outstanding; and
•upon our liquidation, dissolution or winding up, to share equally and ratably in any assets remaining after the payment of all debt and other liabilities, subject to the prior rights, if any, of holders of any outstanding shares of preferred stock.
The holders of our common stock have no preemptive, cumulative voting, subscription, conversion, redemption or sinking fund rights. The common stock is not subject to future calls or assessments by us. The rights and privileges of holders of our common stock are subject to any series of preferred stock that we may issue in the future, as described below.
Preferred Stock
Under our amended and restated certificate of incorporation, our board has the authority to issue up to 10,000,000 shares of preferred stock in one or more series and to fix the voting powers, designations, preferences and the relative participating, optional or other special rights and qualifications, limitations and restrictions of each series, including, without limitation, dividend rights, dividend rates, conversion rights, voting rights, terms of redemption, liquidation preferences and the number of shares constituting any series. Because the board has the power to establish the preferences and rights of the shares of any additional series of preferred stock, it may afford holders of any preferred stock preferences, powers and rights, including voting and dividend rights, senior to the rights of holders of our common stock, which could adversely affect the holders of the common stock and could delay, discourage or prevent a takeover of us even if a change of control of DRS would be beneficial to the interests of our stockholders.
Authorized but Unissued Capital Stock
The Delaware General Corporation Law (“DGCL”) does not generally require stockholder approval for the issuance of authorized shares. These additional shares may be used for a variety of corporate purposes, including future public offerings, to raise additional capital or to facilitate acquisitions. However, the listing requirements of the Nasdaq, which would apply so long as the common stock remains listed on the Nasdaq, require stockholder approval of certain issuances equal to or exceeding 20% of the then-outstanding voting power or then-outstanding number of shares of common stock. In addition, under the Cooperation Agreement dated as of November 28, 2022 by and among Leonardo DRS, Inc., Leonardo S.p.A. and Leonardo US Holding, LLC, the creation or issuance of any class or series of our capital stock (including designation of any preferred stock) or acquisition of any capital stock (including stock buy-backs, redemptions or other reductions of capital), or securities convertible into or exchangeable or exercisable for capital stock or equity-linked securities by us or any of our subsidiaries requires US Holding’s consent, subject to certain exceptions.
Registration Rights
On November 28, 2022, we entered into a registration rights agreement with Leonardo S.p.A. and US Holding (the “Registration Rights Agreement”). The Registration Rights Agreement, among other things, provides Leonardo S.p.A. and its affiliates with customary demand, shelf and piggy-back registration rights to facilitate a public offering from time to time of our common stock held by US Holding.
Annual Stockholders Meeting
Our amended and restated bylaws provide that annual stockholders meetings may be held at a date, time and place, if any, as exclusively selected by our board. To the extent permitted under applicable law, we may conduct meetings by remote communications, including by webcast.
Voting
The affirmative vote of a plurality of the shares of our common stock present, in person or by proxy, at the meeting and entitled to vote on the election of directors decide the election of any directors, and the affirmative vote of a majority of the shares of our common stock present, in person or by proxy, at the meeting and entitled to vote at any annual or special meeting of stockholders decide all other matters voted on by stockholders, unless the question is one upon which, by express provision of law, under our amended and restated certificate of incorporation, or under our amended and restated bylaws, a different vote is required, in which case such provision controls. Stockholders do not have the right to cumulate their votes for the election of directors.
Commitment Letter and Proxy Agreement
We have entered into the Proxy Agreement with the individual proxy holders that are signatories thereto, US Holding, Leonardo S.p.A. and the DoD and the Commitment Letter with US Holding, Leonardo S.p.A. and the DCSA. The Commitment Letter provides the parties’ commitment to comply with the requirements as set forth in the Proxy Agreement. The Commitment Letter allows DRS to operate as if the Proxy Agreement is already in effect.
The Commitment Letter requires the appointment of five proxy holders, who must be independent from prior affiliation with Leonardo S.p.A. and its subsidiaries (including US Holding and us) and maintain adequate security clearance, to vote the shares of our common stock owned directly or indirectly by Leonardo S.p.A. Proxy holders are appointed by US Holding after consultation with Leonardo S.p.A. and approval by DCSA and serve for staggered three-year terms. The proxy holders may vote for or consent to certain specified matters only with the express written approval of US Holding and may vote for or consent to all other matters in their sole and absolute discretion. In particular, the proxy holders, in their capacity as directors, may only vote to declare or suspend dividends after prior consultation with US Holding so long as the Proxy Agreement with the DoD is in effect. The Commitment Letter contains a number of other provisions which are intended to restrict the ability of Leonardo S.p.A. to control our operations. See “Certain Relationships and Related Transactions, and Director Independence” in our Annual Report incorporated by reference into this prospectus.
Board Designation Rights
Pursuant to the Commitment Letter, Leonardo S.p.A., US Holding, DCSA and the proxy holders have specified board designation and/or approval and other rights. The Commitment Letter requires that our board include the five proxy holders appointed by US Holding after consultation with Leonardo S.p.A. and approval by DCSA. The Commitment Letter also requires our board to include four additional directors consisting of our chief executive officer and three additional candidates proposed by US Holding in reasonable consultation with the nominating and corporate governance committee, subject to approval of DCSA in certain circumstances.

Removal of Directors
Our amended and restated bylaws provide that, for so long as the Proxy Agreement is in effect, directors may be removed pursuant to the terms set forth in the Proxy Agreement. During their terms, proxy holders may only be removed (i) for acts in violation of the Proxy Agreement upon petition by US Holding to DCSA which may be granted or denied by DCSA in its sole discretion or (ii) for gross negligence or willful misconduct. The proxy holders may remove any non-proxy holder director from our board by majority vote and after consultation with US Holding.
Anti-Takeover Effects of Our Certificate of Incorporation and Bylaws
The provisions of our amended and restated certificate of incorporation and amended and restated bylaws summarized below may have an anti-takeover effect and may delay, defer or prevent a tender offer or takeover attempt that you might consider in your best interest, including an attempt that might result in your receipt of a premium over the market price for your shares. These provisions are also designed, in part, to encourage persons seeking to acquire control of us to first negotiate with our board, which could result in an improvement of their terms.
Authorized but Unissued Shares of Common Stock
Our shares of authorized and unissued common stock are available for future issuance without additional stockholder approval. While our authorized and unissued shares are not designed to deter or prevent a change of control, under some circumstances we could use the additional shares to create voting impediments or to frustrate persons seeking to effect a takeover or otherwise gain control by, for example, issuing those shares in private placements to purchasers who might side with our board in opposing a hostile takeover bid.
Authorized but Unissued Shares of Preferred Stock
Under our amended and restated certificate of incorporation, our board has the authority to issue up to 10,000,000 shares of preferred stock in one or more series and to fix the voting powers, designations, preferences and the relative participating, optional or other special rights and qualifications, limitations and restrictions of each series, including, without limitation, dividend rights, dividend rates, conversion rights, voting rights, terms of redemption, liquidation preferences and the number of shares constituting any series. The existence of authorized but unissued preferred stock could reduce our attractiveness as a target for an unsolicited takeover bid since we could, for example, issue shares of preferred stock to parties who might oppose such a takeover bid or shares that contain terms the potential acquirer may find unattractive. This may have the effect of delaying or preventing a change of control, may discourage bids for the common stock at a premium over the market price of the common stock, and may adversely affect the market price of, and the voting and other rights of the holders of, our common stock.
Special Meetings of Stockholders
Our amended and restated certificate of incorporation provides that a special meeting of stockholders may be called only by the chairman of our board or chief executive officer or by a resolution adopted by a majority of our board. Special meetings may also be called by our corporate secretary at the request of the holders of at least a majority of the outstanding shares of our common stock until the later of the termination of the Proxy Agreement and such date as Leonardo S.p.A. is no longer required under IFRS to consolidate the financial statements of DRS with its financial results. Thereafter, stockholders will not be permitted to call a special meeting of stockholders.
Stockholders Advance Notice Procedure
Our amended and restated bylaws establish an advance notice procedure for stockholders to make nominations of candidates for election as directors or to bring other business before an annual meeting of our stockholders. The amended and restated bylaws provide that any stockholders wishing to nominate persons for election as directors at, or bring other business before, an annual meeting must deliver to our corporate secretary a written notice of the stockholder’s intention to do so. These provisions may have the effect of precluding the conduct of certain business at a meeting if the proper procedures are not followed. We expect that these provisions may also discourage or deter a potential acquirer from conducting a solicitation of proxies to elect the acquirer’s own slate of directors or otherwise attempting to obtain control of our Company. To be timely, the stockholder’s notice must be delivered to our corporate secretary at our principal executive offices not less than 90 days nor more than 120 days before the first anniversary date of the annual meeting for the preceding year; provided, however, that in the event that the annual meeting is set for a date that is more than 30 days before or delayed by more than 60 days after the first anniversary date of the preceding year’s annual meeting, a stockholder’s notice must be delivered to our corporate secretary not later than the later of (x) the close of business on the 90th day prior to the meeting or (y) the close of business on the 10th day following the day on which a public announcement of the date of the meeting is first made by us.
No Stockholders Action by Written Consent
Our amended and restated certificate of incorporation provides that stockholders action may be taken only at an annual meeting or special meeting of stockholders, provided that, until the later of the termination of the Proxy Agreement and such date as Leonardo S.p.A. is no longer required under IFRS to consolidate the financial statements of DRS with its financial results, stockholders action may be taken by written consent in lieu of a meeting.
Amendments to Certificate of Incorporation and Bylaws
Our amended and restated certificate of incorporation provides that our amended and restated certificate of incorporation may be amended by both the affirmative vote of a majority of our board and the affirmative vote of the holders of a majority of the outstanding shares of our common stock then entitled to vote at any annual or special meeting of stockholders; provided that, following the earlier of the termination of the Proxy Agreement and such date as Leonardo S.p.A. is no longer required under IFRS to consolidate the financial statements of DRS with its financial results, specified provisions of our amended and restated certificate of incorporation may not be amended, altered or repealed unless the amendment is approved by the affirmative vote of the holders of at least 66 2⁄3% of the outstanding shares of our common stock then entitled to vote at any annual or special meeting of stockholders, including, but not limited to, the provisions governing:
•liability and indemnification of directors;
•corporate opportunities;
•elimination of stockholders action by written consent;
•prohibition on the rights of stockholders to call a special meeting; and
•required approval of the holders of at least 66 2⁄3% of the outstanding shares of our common stock to amend our amended and restated bylaws and certain provisions of our amended and restated certificate of incorporation.
In addition, our amended and restated bylaws may be amended, altered or repealed, or new bylaws may be adopted, by the affirmative vote of a majority of the board, or by the affirmative vote of the holders of (x) until the earlier of the termination of the Proxy Agreement and such date as Leonardo S.p.A. is no longer required under IFRS to consolidate the financial statements of DRS with its financial results, at least a majority and (y) thereafter, at least 66 2⁄3%, of the outstanding shares of our common stock then entitled to vote at any annual or special meeting of stockholders.
These provisions make it more difficult for any person to remove or amend any provisions in our amended and restated certificate of incorporation and amended and restated bylaws that may have an anti-takeover effect.
Delaware Anti-Takeover Law
In general, Section 203 of the DGCL prohibits a publicly held Delaware corporation from engaging in a business combination, such as mergers, sales and leases of assets, issuances of securities and similar transactions by the corporation or a subsidiary with an interested stockholder including a person or group who beneficially owns 15% or more of the corporation’s voting stock for a period of three years following the date the person became an interested stockholder, unless (with certain exceptions) the business combination or the transaction in which the person became an interested stockholder is approved in a prescribed manner. Section 203 permits corporations, in their certificate of incorporation, to opt out of the protections of Section 203. Our certificate of incorporation generally excepts Leonardo S.p.A. and its affiliates, including US Holding, and their direct and indirect transferees of our stock and any affiliate of any such transferee, from the definition of interested stockholder for purposes of Section 203 of the DGCL until the occurrence of a transaction in which Leonardo S.p.A. or its affiliates, including US Holding, cease to collectively, as applicable, beneficially own at least 15% of the voting power of our outstanding voting stock.
Limitations on Liability and Indemnification
Our amended and restated certificate of incorporation contains provisions relating to the liability of directors and officers. These provisions provide that a director or officer shall not be liable to us or our stockholders for monetary damages for breach of fiduciary duty as a director or officer, except to the extent such exemption from liability or limitation thereof is not permitted under the DGCL.
The principal effect of the limitation on liability provision is that a stockholder will be unable to prosecute an action for monetary damages against a director or officer unless the stockholder can demonstrate a basis for liability for which indemnification is not available under the DGCL. These provisions, however, should not limit or eliminate our rights or any stockholder’s rights to seek non-monetary relief, such as an injunction or rescission, in the event of a breach of director’s or officer’s fiduciary duty. These provisions will not alter a director’s or officer’s liability under federal securities laws. The inclusion of this provision in our amended and restated certificate of incorporation may discourage or deter stockholders or management from bringing a lawsuit against directors or officers for a breach of their fiduciary duties, even though such an action, if successful, might otherwise have benefited us and our stockholders. In addition, your investment may be adversely affected to the extent we pay costs of settlement and damage awards against directors and officers pursuant to these indemnification provisions.
Our amended and restated certificate of incorporation and our amended and restated bylaws require us to indemnify and advance expenses to our directors and officers to the fullest extent not prohibited by the DGCL and other applicable law, except in the case of a proceeding instituted by the director or officer without the approval of DRS. Our amended and restated certificate of incorporation and our amended and restated bylaws provide that we are required to indemnify our directors and officers, to the fullest extent permitted by law, for all judgments, fines, settlements, legal fees and other expenses incurred in connection with pending or threatened legal proceedings because of the director’s or officer’s positions with us or another entity that the director or officer serves at our request, subject to various conditions, and to advance funds to our directors and officers to enable them to defend against such proceedings. To receive indemnification, the director or officer must have been successful in the legal proceeding or have acted in good faith and in what was reasonably believed to be a lawful manner in our best interest and, with respect to any criminal proceeding, have had no reasonable cause to believe his or her conduct was unlawful.
Corporate Opportunities
Our amended and restated certificate of incorporation provides that we, on our behalf and on behalf of our subsidiaries, renounce any interest or expectancy in, or in being offered an opportunity to participate in, potential transactions, matters or business opportunities (each, a “corporate opportunity”) that are from time to time presented to Leonardo S.p.A. or any of its officers, directors, employees, agents, stockholders, members, partners, affiliates or subsidiaries (other than us and our subsidiaries), with the exception of the proxy holders, even if the opportunity is one that we or our subsidiaries might reasonably be deemed to have pursued or had the ability or desire to pursue if granted the opportunity to do so. Neither Leonardo S.p.A. nor any of its officers, directors, employees, agents, stockholders, members, partners, affiliates or subsidiaries, with the exception of the proxy holders, will be liable to us or any of our subsidiaries for breach of any fiduciary or other duty by reason of the fact that such person pursues or acquires such corporate opportunity, directs such corporate opportunity to another person or fails to present such corporate opportunity, or information regarding such corporate opportunity, to us or our subsidiaries. To the fullest extent permitted by law, by becoming a stockholder in our company, stockholders will be deemed to have notice of and consented to this provision of our amended and restated certificate of incorporation.
Choice of Forum
Our amended and restated certificate of incorporation provides that, unless we consent in writing to the selection of an alternate forum, the Court of Chancery of the State of Delaware will, to the fullest extent provided by law, be the sole and exclusive forum for (i) any derivative action or proceeding brought on our behalf, (ii) any action asserting a claim of breach of a fiduciary duty owed to us or our stockholders by any of our directors, officers, other employees, agents or stockholders, (iii) any action asserting a claim against us arising under the DGCL or as to which the DGCL confers jurisdiction on the Court of Chancery of the State of Delaware (including, without limitation, any action asserting a claim arising out of or pursuant to our amended and restated bylaws) or (iv) any action asserting a claim against us that is governed by the internal affairs doctrine. The foregoing provision does not apply to claims arising under the Securities Act, the Exchange Act, or other federal securities laws for which there is exclusive federal or concurrent federal and state jurisdiction. Our stockholders cannot waive compliance with the federal securities laws and the rules and regulations thereunder. Furthermore, unless we select or consent to the selection of an alternative forum, our amended and restated certificate of incorporation provides that the federal district courts of the United States of America will be the exclusive forum for the resolution of any complaint asserting a cause of action arising under the Securities Act. To the fullest extent permitted by law, by becoming a stockholder in our company, you will be deemed to have notice of and have consented to the provisions of our amended and restated certificate of incorporation related to choice of forum.
Market Listing
Our common stock is listed on the Nasdaq and the TASE under the symbol “DRS”. As previously announced, we are taking steps to voluntarily delist our common stock from trading on the TASE. Pursuant to Israeli law, the last trading day on the TASE is expected to occur on or around December 27, 2023 and the delisting of our common stock from the TASE is expected to take effect on or around December 31, 2023.
Transfer Agent and Registrar
The transfer agent and registrar for our common stock is American Stock Transfer & Trust Company, LLC.

SELLING STOCKHOLDER
Information regarding the beneficial ownership of our common stock by the selling stockholder, the number of shares being offered by the selling stockholder and the number of shares beneficially owned by the selling stockholder after the applicable offering will be set forth in a prospectus supplement, free writing prospectus, post-effective amendment or filings we make with the SEC under the Exchange Act that are incorporated by reference herein. Unless otherwise disclosed in any prospectus supplement or free writing prospectus, the selling stockholder intends to use the net proceeds from the sale of our shares to increase Leonardo S.p.A.’s financial flexibility to finance future accretive investments and acquisitions.
For information regarding certain material relationships between the selling stockholder and DRS, see “Certain Relationships and Related Transactions, and Director Independence” in our Annual Report incorporated by reference into this prospectus.

PLAN OF DISTRIBUTION
The selling stockholder may sell the common stock offered by this prospectus from time to time in one or more transactions, including without limitation:
•directly to one or more purchasers;
•through agents;
•to or through underwriters, brokers or dealers; or
•through a combination of any of these methods.
Registration of shares of our common stock covered by this prospectus does not mean that those securities necessarily will be offered or sold.
In addition, the manner in which the selling stockholder may sell some or all of the securities covered by this prospectus includes any method permitted by law, including, without limitation, through:
•a block trade in which a broker-dealer will attempt to sell as agent, but may position or resell a portion of the block, as principal, in order to facilitate the transaction;
•purchases by a broker-dealer, as principal, and resale by the broker-dealer for its account;
•ordinary brokerage transactions and transactions in which a broker solicits purchasers; or
•privately negotiated transactions.
The selling stockholder may also enter into hedging transactions. For example, the selling stockholder may:
•enter into transactions with a broker-dealer or affiliate thereof in connection with which such broker-dealer or affiliate will engage in short sales of the common stock pursuant to this prospectus, in which case such broker-dealer or affiliate may use shares of common stock received from the selling stockholder to close out its short positions;
•sell securities short and redeliver such shares to close out the short positions;
•enter into option or other types of transactions that require the selling stockholder to deliver common stock to a broker-dealer or an affiliate thereof, who will then resell or transfer the common stock under this prospectus; or
•loan or pledge the common stock to a broker-dealer or an affiliate thereof, who may sell the loaned shares or, in an event of default in the case of a pledge, sell the pledged shares pursuant to this prospectus.
The securities covered by this prospectus may be sold:
•on a national securities exchange, including Nasdaq;
•in the over-the-counter market; or
•in transactions otherwise than on an exchange or in the over-the-counter market, or in combination.
A prospectus supplement with respect to each offering of securities will state the terms of the offering of the securities, including:
•the name or names of any underwriters or agents and the amounts of securities underwritten or purchased by each of them, if any;

•the public offering price or purchase price of the securities and the net proceeds to be received by the selling stockholder from the sale;
•any underwriting discounts or agency fees and other items constituting underwriters’ or agents’ compensation;
•any discounts or concessions allowed or reallowed or paid to dealers; and
•any securities exchange or markets on which the securities may be listed.
The offer and sale of the securities described in this prospectus by the selling stockholder, the underwriters or the third parties described above may be effected from time to time in one or more transactions, including privately negotiated transactions, either:
•at a fixed price or prices, which may be changed;
•at market prices prevailing at the time of sale;
•at prices related to the prevailing market prices; or
•at negotiated prices.
General
Any public offering price and any discounts, commissions, concessions or other items constituting compensation allowed or reallowed or paid to underwriters, dealers, agents or remarketing firms may be changed from time to time. The selling stockholder and any of the underwriters, dealers, agents and remarketing firms that participate in the distribution of the offered securities may be “underwriters” as defined in the Securities Act. Any discounts or commissions they receive from the selling stockholder and any profits they receive on the resale of the offered securities may be treated as underwriting discounts and commissions under the Securities Act. We will identify any underwriters, agents or dealers and describe their commissions, fees or discounts in the applicable prospectus supplement.
The selling stockholder and other persons participating in the sale or distribution of the securities will be subject to the applicable provisions of the Exchange Act, and the rules and regulations thereunder, including Regulation M. This regulation may limit the timing of purchases and sales of any of the securities by the selling stockholder, or any other person. The anti-manipulation rules under the Securities Act may apply to sales of securities in the market and to the activities of the selling stockholder and its affiliates. Furthermore, Regulation M may restrict the ability of any person engaged in the distribution for a period of up to five business days before the distribution. These restrictions may affect the marketability of the shares of common stock and the ability of any person or entity to engage in market-making activities with respect to the shares of common stock.
The selling stockholder are not restricted as to the price or prices at which the shares of common stock may be sold. Sales of such shares of common stock may have an adverse effect on the market price of the shares of common stock.
Moreover, it is possible that a significant number of shares of common stock could be sold at the same time, which may have an adverse effect on the market price of the shares of common stock.
We cannot assure you that the selling stockholders will sell all or any portion of the shares of common stock offered hereby.
Underwriters and Agents
If underwriters are used in a sale, they will acquire the offered shares of common stock for their own account. The underwriters may resell the shares of common stock in one or more transactions, including negotiated transactions. These sales may be made at a fixed public offering price or prices, which may be changed, at market prices prevailing at the time of the sale, at prices related to such prevailing market price or at negotiated prices. The selling stockholder may offer the shares of common stock to the public through an underwriting syndicate or through a single underwriter. The underwriters in any particular offering will be mentioned in the applicable prospectus supplement.
Unless otherwise specified in connection with any particular offering of shares of common stock, the obligations of the underwriters to purchase the shares of common stock will be subject to certain conditions contained in an underwriting agreement that the selling stockholder will enter into with the underwriters at the time of the sale to them. The underwriters will be obligated to purchase all of the shares of common stock offered if any of the shares of common stock are purchased, unless otherwise specified in connection with any particular offering of shares of common stock. Any initial offering price and any discounts or concessions allowed, reallowed or paid to dealers may be changed from time to time.
The selling stockholder may designate agents to sell the shares of common stock. Unless otherwise specified in connection with any particular offering of shares of common stock, the agents will agree to use their best efforts to solicit purchases for the period of their appointment. The selling stockholder may also sell the shares of common stock.
Dealers
The selling stockholder may sell the offered securities to dealers as principals. The selling stockholder may negotiate and pay dealers’ commissions, discounts or concessions for their services. The dealer may then resell such securities to the public either at varying prices to be determined by the dealer or at a fixed offering price agreed to with the selling stockholder, at the time of resale. Dealers engaged by the selling stockholder may allow other dealers to participate in resales.
Direct Sales
The selling stockholder may choose to sell the offered securities directly. In this case, no underwriters or agents would be involved.
Indemnification; Other Relationships
The Company and the selling stockholder may have agreements with agents, underwriters, dealers and remarketing firms to indemnify them against certain civil liabilities, including liabilities under the Securities Act and to contribute with respect to payments which they may be required to make.
Agents, underwriters, dealers and remarketing firms, and their affiliates, may engage in transactions with, or perform services for the selling stockholder in the ordinary course of business. This includes commercial banking and investment banking transactions.
Market-Making, Stabilization and Other Transactions
In connection with any offering of common stock, the underwriters, if any, may purchase and sell shares of common stock in the open market. These transactions may include short sales, syndicate covering transactions and stabilizing transactions. Short sales involve syndicate sales of common stock in excess of the number of shares to be purchased by the underwriters in the offering, which creates a syndicate short position. “Covered” short sales are sales of shares made in an amount up to the number of shares represented by the underwriters’ over-allotment option. In determining the source of shares to close out the covered syndicate short position, the underwriters will consider, among other things, the price of shares available for purchase in the open market as compared to the price at which they may purchase shares through the over-allotment option. Transactions to close out the covered syndicate short involve either purchases of the common stock in the open market after the distribution has been completed or the exercise of the over-allotment option. The underwriters may also make “naked” short sales of shares in excess of the over-allotment option. The underwriters must close out any naked short position by purchasing shares of common stock in the open market. A naked short position is more likely to be created if the underwriters are concerned that there may be downward pressure on the price of the shares in the open market after pricing that could adversely affect investors who purchase in the offering. Stabilizing transactions consist of bids for or purchases of shares in the open market while the offering is in progress for the purpose of pegging, fixing or maintaining the price of the shares of common stock.
In connection with any offering, the underwriters may also engage in penalty bids. Penalty bids permit the underwriters to reclaim a selling concession from a syndicate member when the shares of common stock originally sold by the syndicate member are purchased in a syndicate covering transaction to cover syndicate short positions. Stabilizing transactions, syndicate covering transactions and penalty bids may cause the price of the shares of common stock to be higher than it would be in the absence of the transactions. The underwriters may, if they commence these transactions, discontinue them at any time.

VALIDITY OF COMMON STOCK
The validity of the shares of common stock being offered by this prospectus will be passed upon for us by Sullivan & Cromwell LLP, New York, New York.
Unless specified otherwise in the applicable prospectus supplement, certain legal matters will be passed upon for any underwriters or agents by Cleary Gottlieb Steen & Hamilton LLP, New York, New York. Cleary Gottlieb Steen & Hamilton LLP provides legal services from time to time to Leonardo S.p.A. and its affiliates.

EXPERTS
The consolidated financial statements of Leonardo DRS, Inc., appearing in Leonardo DRS, Inc.’s Annual Report (Form 10-K) for the year ended December 31, 2022 have been audited by Ernst & Young LLP, independent registered public accounting firm, as set forth in their report thereon included therein, and incorporated herein by reference. Such consolidated financial statements are incorporated herein by reference in reliance upon such report given on the authority of such firm as experts in accounting and auditing.
The consolidated financial statements of Leonardo DRS, Inc. as of December 31, 2021, and for each of the years in the two-year period ended December 31, 2021, have been incorporated by reference herein in reliance upon the report of KPMG LLP (“KPMG”), independent registered public accounting firm, incorporated by reference herein, and upon the authority of said firm as experts in accounting and auditing. Leonardo DRS, Inc. has agreed to indemnify and hold KPMG harmless against and from any and all legal costs and expenses incurred by KPMG in the successful defense of any legal action or proceeding that arises as a result of KPMG’s consent to the incorporation by reference of its audit report on the Company’s past financial statements incorporated by reference in the registration statement of which this prospectus forms a part.

16,500,000 Shares
Leonardo DRS, Inc.
Common Stock
Prospectus Supplement
          , 2023

Morgan Stanley	BofA Securities	J.P. Morgan